UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2020

TONGJI HEALTHCARE GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-140645	99-0364697
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Road, D517

Las Vegas, Nevada, 89103

(Address of principal executive offices)

(702) 479-3016

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K, including the sections entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contains express or implied forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements in this Current Report on Form 8-K include, but are not limited to, statements about:

●	the implementation of our strategic plans for our business;
●	our financial performance;
●	fluctuations in the number of influencers living in our Clubhouses or that we contract with and their number of social media followers;
●	developments relating to our competitors and our industry, including the impact of government regulation;
●	estimates of our expenses, future revenues, capital requirements and our needs for additional financing; and
●	other risks and uncertainties, including those listed under the captions “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “could,” “project,” “intend,” “will,” “will be,” “would,” or the negative of these terms or other comparable terminology and expressions. However, this is not an exclusive way of identifying such statements. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the section entitled “Risk Factors” and elsewhere in this Current Report on Form 8-K. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this Current Report on Form 8-K and the documents that we reference in this Current Report on Form 8-K and have filed with the Securities and Exchange Commission (“SEC”) as exhibits hereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

The forward-looking statements in this Current Report on Form 8-K represent our views as of the date of this Current Report on Form 8-K. We anticipate that subsequent events and developments will cause our views to change. Except as expressly required under federal securities laws and the rules and regulations of the SEC, we do not undertake any obligation to update any forward-looking statements to reflect events or circumstances arising after the date of this Current Report on Form 8-K, whether as a result of new information or future events or otherwise. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this Current Report on Form 8-K. You should not place undue reliance on the forward-looking statements included in this Current Report on Form 8-K. All forward-looking statements attributable to use are expressly qualified by these cautionary statements.

INDUSTRY DATA

This Current Report on Form 8-K includes industry and market data and other information, which we have obtained from, or is based upon, market research, independent industry publications, surveys and studies conducted by third parties or other publicly available information. Although we believe each such source to have been reliable as of its respective date, none guarantees the accuracy or completeness of such information. We have not independently verified the information contained in such sources. Any such data and other information are subject to change based on various factors, including those described below under the heading “Risk Factors” and elsewhere in this Current Report on Form 8-K.

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Item 1.01 Entry Into A Material Definitive Agreement.

The disclosure set forth below under Item 2.01 (Completion of Acquisition of Disposition of Assets) is incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 11, 2020, Tongji Healthcare Group, Inc., a Nevada corporation (the “Company”) entered into a share exchange agreement (the “Share Exchange Agreement”) with (i) West Of Hudson Group, Inc., a Delaware corporation (“WOHG”), (ii) each of the shareholders of WOHG, consisting of Amir Ben-Yohanan, Chris Young and Simon Yu, each of whom are directors and officers of the Company (the “WOHG Shareholders”) and (iii) Mr. Ben-Yohanan as the representative of the WOHG Shareholders (the “Shareholders’ Representative”).

Pursuant to the Share Exchange Agreement, the parties agreed that at the closing of the transactions contemplated by the Share Exchange Agreement (the “Closing”), the Company would acquire 100% of WOHG’s issued and outstanding capital stock, in exchange for the issuance to the WOHG Shareholders of a number of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) to be determined at the Closing.

On November 11, 2020, the Company, WOHG, the WOHG Shareholders, and the Shareholders’ Representative entered into a Waiver pursuant to the Share Exchange Agreement (the “Waiver”). Pursuant to the Waiver, each of the parties agreed that certain actions and deliverables required for the Closing to occur may not be obtained by the Closing, and therefore agreed, notwithstanding any provisions in the Share Exchange Agreement to the contrary, to waive these conditions to Closing, including, but not limited to, the following:

●	Series X Preferred Stock Designation: The parties to the Waiver agreed to waive the requirement that a Certificate of Designations be filed and returned effective by the Nevada Secretary of State to designate one share of the Company’s preferred stock, par value $0.001 as Series X Preferred Stock prior to the Closing (the “Series X Designation”). The parties agreed that, instead, to the extent not filed and effective prior to the Closing, the filing of the Series X Designation will be completed as soon as reasonably practicable following the Closing. The share of Series X Preferred Stock, when issued, will have a number of votes equal to all of the other votes entitled to be cast on any matter by any other shares or securities of the Company plus one, but will not have any economic or other interest in the Company.

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●	Issuance of Series X Preferred Stock to Amir Ben-Yohanan: To the extent that the Series X Designation has not been filed with, and returned as effective by, the Nevada Secretary of State as of the Closing, the parties agreed to waive the requirement that Amir Ben-Yohanan purchase and be issued the one share of Series X Preferred Stock. The parties agreed that the issuance of the Series X Preferred share to Mr. Ben-Yohanan will occur as soon as reasonably practicable following the Closing and the effectiveness of the Series X Designation.

The Closing of the Share Exchange Agreement occurred on November 12, 2020. Pursuant to the terms of the Share Exchange Agreement, the Company acquired 200 shares WOHG’s common stock, par value $0.0001 per share, representing 100% of the issued and outstanding capital stock of WOHG, in exchange for the issuance to the WOHG Shareholders of 46,811,195 shares of the Company’s Common Stock (the “Share Exchange”). As a result of the Share Exchange, WOHG became a wholly-owned subsidiary of the Company and the business of WOHG became the business of the Company.

In addition, pursuant to the Waiver described above, the Company agreed to issue and sell to Amir Ben-Yohanan the one share of Series X Preferred Stock, at a purchase price of $1.00, as soon as reasonably practicable following the Closing and the effectiveness of the Series X Designation filed with the Secretary of State of Nevada.

The Share Exchange is intended to be a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Share Exchange Agreement is intended to be a “plan of reorganization” within the meaning of the regulations promulgated under Section 368(a) of the Code and for the purpose of qualifying as a tax-free transaction for federal income tax purposes.

The entry into the Share Exchange Agreement was disclosed in the Company’s Current Report on Form 8-K filed on August 11, 2020, and the description of the Share Exchange Agreement contained therein is incorporated by reference. The foregoing description of the Share Exchange Agreement is qualified in its entirety by reference to the Share Exchange Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 11, 2020 and is incorporated herein by reference. The foregoing description of the Waiver is qualified in its entirety by the Waiver itself, filed as Exhibit 10.7 to this Current Report on Form 8-K.

FORM 10 DISCLOSURES

Immediately prior to the Share Exchange described in detail above pursuant to which WOHG, became a wholly owned subsidiary of the Company, the Company was a “shell company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Item 2.01(f) of Form 8-K states that if the registrant was a “shell” company, such as the Company was immediately before the Share Exchange, then the registrant must disclose on a Current Report on Form 8-K the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, this Current Report on Form 8-K includes all of the information that would be included in a Form 10.

BUSINESS

The disclosure in this “Business” section relates primarily to WOHG, an operating company that became a wholly owned subsidiary of the Company at the Closing of the Share Exchange. From2017 until the Share Exchange, the Company did not have any material operations and was a shell company as such term is defined in Rule 12b-2 of the Exchange Act.

Organizational History of the Company and WOHG

Tongji Healthcare Group, Inc. was incorporated under the laws of the State of Nevada on December 19, 2006 by Nanning Tongji Hospital, Inc. (“NTH”). On the same day, Tongji, Inc., a wholly owned subsidiary of the Company, was incorporated in the State of Colorado. Tongji Inc. was later dissolved on March 25, 2011.

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NTH was established in Nanning in the province of Guangxi of the People’s Republic of China (“PRC” or “China”) by the Nanning Tongji Medical Co. Ltd. and an individual on October 30, 2003.

NTH was a designated hospital for medical insurance in the city of Nanning and Guangxi province with 105 licensed beds. NTH specializes in the areas of internal medicine, surgery, gynecology, pediatrics, emergency medicine, ophthalmology, medical cosmetology, rehabilitation, dermatology, otolaryngology, traditional Chinese medicine, medical imaging, anesthesia, acupuncture, physical therapy, health examination, and prevention.

On December 27, 2006, Tongji Inc. acquired 100% of the equity of NTH pursuant to an Agreement and Plan of Merger, pursuant to which NTH became a wholly-owned subsidiary of Tongji Inc. Pursuant to the Agreement and Plan of Merger, the Company issued 15,652,557 shares of Common Stock to the shareholders of NTH in exchange for 100% of the issued and outstanding shares of common stock of NTH. The acquisition of NTH was accounted for as a reverse acquisition under the purchase method of accounting since the shareholders of NTH obtained control of the entity. Accordingly, the reorganization of the two companies was recorded as a recapitalization of NTH, with NTH being treated as the continuing operating entity. The Company, through NTH, thereafter operated the hospital, until the Company eventually sold NTH, as described below.

Effective December 31, 2017, under the terms of a Bill of Sale, the Company agreed to sell, transfer convey and assign forever all of its rights, title and interest in its equity ownership interest in its subsidiary, NTH, to Placer Petroleum Co., LLC, an Arizona limited liability company. Pursuant to the Bill of Sale, consideration for this sale, transfer conveyance and assignment is Placer Petroleum Co, LLC assuming all assets and liabilities of NTH as of December 31, 2017, which was filed as Exhibit 99.1 to the Company’s September 30, 2017 Quarterly Report on Form 10-Q. As a result of the Bill of Sale, the related assets and liabilities of Nanning Tongji Hospital, Inc. was reported as discontinued operations effective December 31, 2017. Thereafter, the Company had minimal operations.

On May 20, 2019, pursuant to Case Number A-19-793075-P, Nevada’s 8th Judicial District, Business Court entered and Order Granting Application of Joseph Arcaro as Custodian of Tongji Healthcare Group, Inc. pursuant to NRS 78.347(1)(b), pursuant to which Joseph Arcaro was appointed custodian of the Company and given authority to reinstate the Company with the State of Nevada under NRS 78.347. On May 23, 2019, Joseph Arcaro filed a Certificate of Reinstatement of the Company with the Secretary of State of the State of Nevada. In addition, on May 23, 2019, Joseph Arcaro filed an Annual List of the Company with the Secretary of State of the State of Nevada, designating himself as President, Secretary, Treasurer and Director of the Company for the filing period of 2017 to 2019. On November 13, 2019, Mr. Arcaro filed a Motion to Terminate Custodianship of Tongji Healthcare Group, Inc. pursuant to NRS 78.650(4) with the District Court in Clark County Nevada. On December 6, 2019, the court granted Mr. Arcaro’s motion, and the custodianship was terminated.

Effective May 29, 2020, Joseph Arcaro, the Chief Executive Officer, President, Secretary, Treasurer and sole director of the Company and the beneficial owner, through his ownership of Algonquin Partners Inc. (“Algonquin”), of 65% of the Company’s Common Stock, entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) by and among West of Hudson Group, Inc., the Company, Algonquin, and Mr. Arcaro. Pursuant to the terms of the SPA, WOHG agreed to purchase, and Algonquin agreed to sell, 30,000,000 shares of the Company’s Common Stock in exchange for payment by WOHG to Algonquin of $240,000 (the “Stock Purchase”). The Stock Purchase closed on June 18, 2020, resulting in a change of control of the Company.

As reported by the Company in its Current Report on Form 8-K filed on July 10, 2020, on July 7, 2020, the Company amended its articles of incorporation whereby it increased its authorized capital stock to 550,000,000 shares, comprised of 500,000,000 shares of Common Stock, par value $0.001 and 50,000,000 shares of preferred stock, par value $0.001.

On November 2, 2020, the Company filed a Certificate of Amendment with the Secretary of State of the State of Nevada. The sole purpose of this amendment was to amend the Articles of Incorporation of the Company to change the Company’s name from “Tongji Healthcare Group, Inc.” to “Clubhouse Media Group, Inc.” The amendment has an effective date with the State of Nevada of November 20, 2020. The Company has filed an Issuer Company-Related Action Notification Form with the Financial Industry Regulatory Authority (“FINRA”) regarding the name change. The name change will not be effective until FINRA completes its review of the name change. There can be no assurance that FINRA will process its review of the name change as planned, or at all.

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On November 12, 2020, pursuant to the closing of the Share Exchange Agreement, the Company acquired WOHG, and WOHG thereafter became a wholly owned subsidiary of the Company, and the business of WOHG became the business of the Company going forward.

Overview of the Business of West Of Hudson Group, Inc.

Any references to “the Company,” “we,” “us,” “our” or words of similar import in this “Overview of the Business of West of Hudson Group Inc.,” refer to WOHG and its subsidiaries.

West of Hudson Group Inc. (“WOHG”) was incorporated on May 19, 2020 under the laws of the State of Delaware. WOHG is primarily a holding company, and operates various aspects of its business through its operating subsidiaries, which are limited liability companies, of which WOHG is the 100% owner and sole member, and which are as follows:

1.	Doiyen, LLC – a talent management company that provides representation to Clubhouse influencers, as further described below.

2.	WOH Brands, LLC – a content-creation studio, social media marketing company, technology developer, and brand incubator, as further described below.

Doiyen, LLC (“Doiyen”), formerly named WHP Management, LLC, and before that named WHP Entertainment LLC, is a California limited liability company formed on January 2, 2020. Doiyen was acquired by WOHG on July 9, 2020 pursuant to an exchange agreement between WOHG and Doiyen, pursuant to which WOHG acquired 100% of the membership interests of Doiyen in exchange for 100 shares of common stock of WOHG. A copy of this agreement is filed as Exhibit 10.5 to this Current Report on Form 8-K. Doiyen is a talent management company for social media influencers, and seeks to represent some of the world’s top talent in the world of social media. Doiyen is also the entity with which our influencers contract when living in one of our Clubhouses, as further described below.

WOH Brands, LLC (“WOH Brands”) is a Delaware limited liability company formed on May 19, 2020 by WOHG. WOH Brands engages and also plans to engage in a number of activities, including brand development and incubation, content creation, and technology development, as further described below.

WOHG is the 100% owner and sole member and manager of each of these entities pursuant to each of the limited liability company agreements that govern these entities, and has complete and exclusive discretion in the management and control of the affairs and business of WOH Brands and Doiyen, and possesses all powers necessary to carry out the purposes and business of these entities. WOHG is entitled to the receipt of all income (and/or losses) that these entities generate.

WOHG currently generates revenues primarily from talent management of The Clubhouse influencers and for paid promotion by companies looking to utilize The Clubhouse influencers to promote their products or services, each of which is done through Doiyen. WOHG solicits companies for potential marketing collaborations and cultivated content creation, works with the influencers and the marketing entity to negotiate and formalize a brand deal and then executes the deal and receives a certain percentage from the deal as further described below. In addition to the in-house Brand Deals, WOHG also generates income by providing talent management and brand partnership deals to external influencers not residing in our Clubhouses.

In addition to the above, WOHG is the 100% owner of two other limited liability companies - Oopsie Daisy Swimwear, LLC and DAK Brands, LLC, each incorporated in the State of Delaware on May 13, 2020. However, each of these entities has minimal or no operations as of the date of this Current Report on Form 8-K, and are not intended to have any material operations in the near future.

Principal Products and Services

Our current principal products and services are comprised of (1) our Clubhouses (2) our talent management services and (3) our brand development and content creation.

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The Clubhouses

WOHG is the sole and complete owner of “The Clubhouse,” which is an integrated social media influencer incubator with a physical and digital footprint in Southern California and Europe. The Clubhouse is a collection of content creation houses located in scenic mansions in Southern California (3 locations) and Europe (1 location) that houses who we believe to be some of the most prominent and widely followed social media influencers, together carrying a currently estimated follower base in excess of approximately 90 million social media followers across all Clubhouse influencers. The foregoing consist of approximately 58 million followers on Tik Tok, 30 million followers on Instagram and 5.9 million followers on YouTube. The influencers that live in our Clubhouses, as well as the number of their social media followers can fluctuate significantly at any given time, and we cannot predict the increase or decline of the number of influencers that live in our Clubhouses or the number of followers for our Clubhouse influencers at any given time in the future.

Content Houses at a Glance

Content houses originated from gaming houses in the gaming industry, where professional video game players and gaming teams lived in the same residence with each other in order to practice gaming and create content to build their own following. Eventually this concept was adopted by lifestyle influencers and was found to be a way for individual influencers to create new content with other influencers and grow followers together.

Our Clubhouses

The Clubhouse is an established network of social media content creation houses (Clubhouse BH, two locations for Not a Content House (“NACH”) and Clubhouse Europe that each provide a picturesque living environment for our band of social media influencers, complete with in-house media production teams, including photographers and videographers. We believe that this enables the influencers living at these houses to maximize the depth, breadth and scale of followers that those influencers can build across popular social media platforms.

“Clubhouse BH” is located in the heart of Beverly Hills in Los Angeles, California and is occupied by a group of content creators that live and work together twenty-four hours a day and seven days a week, and are equipped with a full media team. We believe that this structure enables successful collaboration and content creation by the content-creators. Clubhouse BH is 12,000 square feet, has 11 bedrooms and sits on one acre of land.

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Currently, the content-creator influencers who reside at Clubhouse BH include, Tessa Brooks, Isabella Durham, Teala Dunn, Lindsay Brewer, Carrington Durham, Jessica Serfaty, Marianna Morais, Kinsey Wolanski and Katrina Stuart who combined together currently have approximately 13 million followers on Tik Tok, 22 million Instagram followers and 5 million YouTube followers.

“Dance Dome LA” is housed under the Clubhouse BH location with three members residing there which include, Shariah True, Sharlize True and Enola Bedard. The Dance Dome members focus on popular dance subsector of social media and have a total following of 424,800 on Instagram and 7,900,000 on TikTok.

Bel-Air Location

Beverly Hills Location

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“Not A Content House” (NACH) has two locations, one of which is located in Bel Air in Los Angeles California and the other of which is located in the hill tops of Beverly Hills. NACH is in the process expanding its digital footprint with a young female following. Currently, the content-creator influencers who reside at the Clubhouse NACH locations include Madison Monroe, Lauren Kettering, Devyn Winkler, Cynthia Parker, Ava Tortorici, Anna Shumate, Katie Pego, Eva Cudmore, Sabrina Quesada, Victoria Rodriguez, Ally Vanderwest, and Christian Plourde who combined together currently have approximately 36.4 million followers on Tik Tok and 8 million followers on Instagram and 671,000 YouTube followers.

“Clubhouse Europe” is located in the Republic of Malta, where we’ve expanded our international footprint by bringing some of Europe’s most popular influencers together under one roof. Currently, the content-creator influencers who reside at Clubhouse Europe include Gaia Cauchi, Henry Galea, Sarah Grech, Ilona Borg, Jade Sammut, Sarah Alfalah, Martha Micallef Attard, Hailey Mangion, Telaizia Degabriele and Jeanine Vella who combined together currently have approximately 145,000 followers on Instagram and 206,000 followers on TikTok.

“The Clubhouse” Online Presence and Plans for Expansion of the Physical Clubhouses

While “The Clubhouse” network consists of physical locations (as described above), there are numerous “Clubhouse” accounts owned by The Clubhouse, with a combined following of over 5.9 million followers across Instagram, Snapchat, YouTube, and TikTok. These accounts are directly held by WOHG (as opposed to the Clubhouse team of influencers) and therefore WOHG has direct access to the followers of these accounts, which we consider to be followers of WOHG itself.

WOHG is constantly surveying opportunities to establish new Clubhouses, and intends to expand its Clubhouse locations as the Company’s business continues to grow. WOHG specifically plans on expanding the Clubhouse footprint further into Europe and the U.S. as well as into Asia, into other content niche types such as e-gaming, beauty and music. WOHG currently intends to expand with 2 to 4 additional Clubhouses each year, depending on available funding for same and we cannot provide any assurance that we’ll be able to expand at this intended rate. WOHG also intends to engage in a cross-house collaborative strategy that we believe has not yet been established in the industry and WOHG has talent that can be deployed to a broad range of brand partnership and other opportunities that we believe can lead to significant growth opportunities via diversified revenue streams.

Why We Believe that Influencers Benefit from Content Houses

Influencers are constantly needing to create original content to grow their following and collaborations with other influencers can help facilitate creative content while allowing for cross pollination of followers between influencers. Our Clubhouses provide a unique living situation where influencers can collaborate and work together to grow each other’s following. For example one of the influencers that was living in our Clubhouses experienced in four months, growth from 3.22 million followers on Instagram to 5.2 million followers on Instagram and growth from 3.4 million followers on TikTok to 6.2 million followers on TikTok. Another one of the influencers that lived in our Clubhouses experienced in four months, growth from 1.5 million followers on Instagram to 2.3 million followers on Instagram and growth from 733,000 followers on TikTok to 2.2 million followers on TikTok.

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Clubhouse and Influencer Fit

At WOHG, we strive to cultivate a large and committed following for our team of influencers, which we then plan to leverage to popularize our in-house brands, driving sales and brand-awareness to our target customers. Our approach is to create a balance between social media creativity and the business of social media marketing. We believe that this symbiotic balance creates a higher output for both our Clubhouses and influencers and creates an attractive one-stop shop for brands to advertise and for influencers to grow and collaborate. The Clubhouse’s goal is to develop and successfully monetize on its network of influencers through a portfolio of valuable brands by becoming the world’s leading hub for new media content. The Clubhouse has already received media coverage in publications such as Forbes, the New York Times, Business Insider and Seventeen, among others.

Agreements and Terms of Living in the Clubhouses

Each influencer that lives at a Clubhouse location enters into a Creator Occupancy Agreement with Doiyen, LLC (“Doiyen”), a 100% wholly owned subsidiary of WOHG (“Creator Occupancy Agreement(s)”). Pursuant to the Creator Occupancy Agreements, WOHG agrees that the influencer will not be required to pay or remit any money for their occupancy in the Clubhouse, nor will be required to pay any utility costs associated with same.

In exchange, the influencer agrees adhere to a number terms and conditions for continued stay in the Clubhouse including, but not limited to:

●	Participation in branding and/or promotional endeavors, either on behalf of WOHG and its subsidiaries, or for third-party advertisers paying Doiyen for promotion (we believe that this relationship creates what we refer to as “Free Earned Media Value”);
●	Regular content-creation with required social media posting on various social-media platforms; and
●	Intermittent tagging and/or mentioning of The Clubhouse on the influencer’s profile and social media posts across various platforms.

Doiyen retains legal ownership of the content created pursuant to the Creator Occupancy Agreements, however, the content can be shared with the influencers so that he or she can utilize it for their own benefit as well. Pursuant to the Creator Occupancy Agreements, Doiyen may offer an influencer individual branding partnerships, including, but not limited to promotional song placements and promotional events. For all promotional partnership brought by us to the influencers, Doiyen receives a percentage of the compensation received by the influencer pursuant to such partnership, as set forth in each Creator Occupancy Agreement.

Pursuant to the Creator Occupancy Agreements, influencers will have access to a fully staffed media creation team, videographers, photographers and editors, as well as collaborative filming facilities and in-house cleaning and security services offered by us. The Creator Occupancy Agreements also contain a code of conduct that the influencers must follow while living in the Clubhouse, including, but not limited to, no illegal activities, and being respectful and mindful to other occupants and neighboring homes.

Each influencer can terminate the Creator Occupancy Agreements at any time for any reason with 5 days written notice to us. We can terminate the agreement at any time for any reason and must give the influencer 7 days from the date of termination to vacate the Clubhouse.

Talent Management Services

Doiyen is a talent management company for social media influencers, and seeks to represent some of the world’s top talent in the world of social media. Doiyen plans to hire experienced talent and management agents as well as build our support and administrative resources seeking to expand operations. Doiyen’s influencers include entertainers, content creators, and style icons.

Doiyen currently represents more than 14 social media influencers, with a combined number of followers on Instagram, TikTok, and YouTube of over 21,000,000. Doiyen is dedicated to helping its influencer-clients build their brands, maintain creative control of their destinies, and diversify and grow their businesses through “The Clubhouse,” providing them opportunities to increase their monetization potential and amplify their reach.

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Talent Management Agreements

As a talent management company, Doiyen generates revenues based on the earnings of its influencer-clients (or “Creators”) by receiving a percentage of the earnings of its Creators. Certain influencers that live in our various Clubhouses enter into an Exclusive Management Agreement (the “Management Agreement(s)”).

Pursuant to the Management Agreement, the Creator agrees that during the term of the Management Agreement, the Creator appoints Doiyen as the sole and personal manager of the Creator, and engages Doiyen to provide services, counsel and advise on the Creator’s career in social media. Such activities may include, but are not limited to assisting in the exploitation of the Creator’s likeness and representations in third party brand deals, advising on contract negotiations and artistic selection of projects, and professional and general assistance with any and all activities as a model and/or influencer through which the Creator’s talent can be developed and exploited via social media or otherwise.

As compensation for the services Doiyen provides pursuant to the Management Agreement, Doiyen is entitled to receive a percentage (generally between 10% to 50%) of all gross compensation earned and received by the Creator during the term of the Management Agreement arising from opportunities that we introduce to the Creator with the percentage being negotiated separately for each Creator. Further, we are entitled to a percentage (generally, between 10% to 50%) of all gross compensation that the Creator receives during the term of the Management Agreement regardless of whether we introduced the opportunity resulting in compensation to the Creator or not.

Each Management Agreement is negotiated separately for each influencer, and Doiyen’s compensation varies depending on a number of factors, including, but not limited to, the individual characteristics of the Creator (i.e. the number of followers the Creator has, etc.) and the source of the business opportunities resulting in such compensation for the Creator. For example, if Doiyen introduced the business opportunity to the Creator, Doiyen is generally entitled to a higher percentage compensation.

Pursuant to the Management Agreements, the Creator has the sole right to reject or accept any offers presented by us. Pursuant to the Management Agreements, if the Creator does not receive a bona fide offer that is reasonably acceptable to them or if the Creator does not receive an aggregate payment of at least $10,000 during any consecutive 3 month period of the term of the Management Agreement, each the Creator and us have the right to terminate the Management Agreement by providing written notice to the other party of their intent to terminate.

We also may enter into non-exclusive management agreements with certain Creators, however this is extremely rare, as we prefer to only enter into exclusive management agreements.

Paid Promotion

Doiyen and its contracted Creators primarily generate revenue from companies paying for promotion for their brands, products, and/or services.

There are three primary types of arrangements through which Doiyen receives revenues from these activities:

(1) As a talent management company, Doiyen generates revenues based on the earnings of its influencer-clients (or “Creators”) by receiving a percentage of the earnings of its Creators. Creators are often sought after directly by companies for specific branding and/or promotional opportunities. In these situations, the client-company would contract with the Creators directly, and such services provided by the Creators would fall under the Management Agreement, and Doiyen would receive a percentage of the earnings of the Creators for such services as described above.

(2) We turn the available deliverables owed to us pursuant to the terms of the Creator Occupancy Agreements, as further described above, and use those to do deals with brands, which we believe creates what we refer to as “Free Earned Media Value.” Pursuant to the Creator Occupancy Agreements, the influencers agree to make certain posts on their own social media accounts at our direction, and we use these “deliverables” to do deals with brands and instruct the influencers to make posts on their social media accounts as required of them under the Creator Occupancy Agreements for the brands we choose to do deals with.

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(3) Instead of a brand doing deals with individual influencers as part of the talent management services provided through Doiyen, brands can also work directly with Clubhouse’s branded social media accounts, which WOHG owns 100% of. These house accounts grow as each influencer is required to promote the house accounts under the Creator Occupancy Agreements, which require Creators to make social media posts at the direction of Doiyen on such accounts on a regular basis without additional compensation, in exchange for being provided with living arrangements. When Doiyen exercises this right to provide promotional services to a paying client through the Clubhouse’s social media accounts, Doiyen receives 100% of the compensation.

Companies that contract with Doiyen to provide such promotional activities for their advertising campaigns or custom content requests generally either prepay for services or request credit terms. Such agreements typically provide for either a non-refundable deposit, or a cancellation fee if the agreement is canceled by Doiyen prior to completion our promotional services.

Brand Development and Content Creation

WOH Brands engages and also plans to engage in a number of activities, including brand development and incubation, content creation, and technology development, as follows:

●	Content Creation: original long and short form content creation for streaming services or other platforms involved in content distribution;

●	Brand Development and Product Sales: acquiring or creating in-house brands and selling products in various categories, including apparel, beauty, and other lifestyle brands; and

●	Technology: development and/or acquisition of software geared towards social media, which may be licensed, sold outright, or otherwise monetized by the Company.

Brand Development

Beginning after June 30, 2020, WOH Brands began to engage in brand development, with a focus on creating apparel, beauty, and other lifestyle brands with quality product offerings. Through WOH Brands, WOHG intends to acquire, enter into a joint venture or launch best-in-class brands with an objective of innovation and product uniqueness, derived from demographic data, market research, and omni-channel experiences.

WOH Brands is primarily focused on creating brands on behalf of WOHG and may consider joint-ventures with other established companies in the consumer-packaged goods space for purposes of brand and production creation. WOH Brands will not provide its branding or product services to third parties outside of the WOHG-family of companies other than companies with which it may enter into a joint venture or other companies it contracts with to do so.

The first and only brand developed and launched by WOH Brands at this time is Richwife - an apparel brand founded with the mission to encourage female empowerment & success. Richwife launched in September 2020 and has several clothing items currently offered for sale on its website, www.richwifeofficial.com, including a t-shirt, crewneck sweatshirt, beanie, sweatpants, and a branded Richwife face-mask. The content available on, or accessible through, this website is not incorporated by reference into, and is not part of this Current Report on Form 8-K.

Richwife clothing is manufactured by a third-party manufacturer contracted by WOH Brands, which also handles sourcing of all raw materials for the clothing. Richwife currently operates on a direct-to-consumer model, and is only available online via the website www.richwifeofficial.com. WOH Brands intends to expand Richwife’s offerings into brick and mortar in the future. Richwife is currently being deployed into the Clubhouse influencer network, where it is being marketed and promoted by Clubhouse influencers via their social media accounts, which we hope will lead to sales of Richwife products.

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As of the date of this Current Report on Form 8-K, WOH Brands has only sold a minimal amount of products, and has only generated minimal revenues.

Content Creation

WOH Brands acts as an internal studio for WOHG, with the ability to develop ideas for, produce, and film content. Each of the Clubhouse locations are equipped with studios - some with separate studios within the houses and some with the entire house as a studio - and open-areas that enable content creation. As a WOHG-entity, WOH Brands has access to these resources, including the top-notch talent (i.e. the Clubhouse-influencers) residing at each Clubhouse location, which it can utilize for quality content creation.

As of the date of this Current Report on Form 8-K, WOH Brands’ activities in this area have been limited to assisting in the production of paid-promotional content for companies that have engaged Doiyen or Doiyen’s Creators for brand and product promotion, as well as content-creation for Richwife and Clubhouse, for which WOH Brands does not receive compensation. WOH Brands’ activities in this capacity include filming, photography, and graphic design.

Planned Operations

●	Brand Development. As stated above, WOH Brands intends to acquire, enter into joint ventures with, or create new brands in apparel, beauty, and other lifestyle categories in the future. We believe that WOHG is in a unique position to gather data intelligence from its dealings with paid brand deals. While companies pay Doiyen and our influencers to promote their products or services, the Company gains firsthand insight into what type brands (and their corresponding products and services) resonate with our demographic. We believe that this information better positions WOH Brands in deciding what type of product or service to acquire or build. WOH Brands will not provide its brand development services to third parties outside of the WOHG-family of companies, but may engage in joint ventures with third parties.

●	Content Creation. In the future, WOH Brands intends to create entertainment content for streaming services and other platforms in the entertainment and/or social media space. WOH Brands expects it could receive ad revenues, revenues for licensing, and/or revenues for sales of content to purchasers in this space.

●	Technology Development / Software. WOH Brands also intends to engage in technology and software related to social media, either through development of such technologies itself, or through acquiring such technologies from other companies. WOH Brands believes there are a number of areas in which there is opportunity for software to add value to companies in the social-media space. For example, WOH Brands believes that there is a need for software that provides analytic capabilities and generates predictive outcomes for returns on social-media promotional spends on specific influencers. WOH Brands also believes there are opportunities for competition with certain existing social media platforms. WHO Brands intends to either develop internally or acquire such software and/or technologies, which it plans to subsequently license, sell, or otherwise monetize to generate revenues.

Industry Overview and Market Opportunity

Social Media and Influencer Marketing and Promotion

Around the world, marketing is a key strategy for brands to obtain exposure, achieve better recall, communicate themes and drive increased consumer engagement. Globally, in 2018, there was an estimated spend of $66 billion on sponsorships, up from $43 billion in 2008, according to Statista 2019-Worldwide; IEG; 2007 to 2017. As for the overall advertising landscape, Zenith estimated that global advertising spending reached $579 billion in 2018, and will grow at a CAGR of 4% through 2020.

Advertising has shifted significantly more towards social media over the last few years, and social media influencers who are the primary form of ad distribution is highly disorganized. One of the most important aspects of building a company or launching a product is social media marketing. According to an article titled “Global social media research summary July 2020” by Smart Insights dated August 3, 2020, during the COVID-19 Pandemic, social media experienced a 43% increase in usage. According to an article titled “55 critical social media statistics to fuel your 2020 strategy” published by SproutSocial dated January 7, 2020, the amount spent on advertising over social media will likely reach $102 billion by 2020.

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According to a Business Insider Intelligence report titled “Influencer Marketing: State of the social media influencer market in 2020” published in December 2019, influencer marketing spending has grown significantly since 2015 and is expected to reach $15 billion annually by 2022. According to the same source, currently 66% of companies spend over 10% of their marketing spend on influencer marketing and 17% of companies allocate more than 50% of their marketing spend on influencer marketing and the percentage is expected to grow as more companies become comfortable with the channel. Also according to the same source, companies surveyed about influencer marketing noted that content quality, aligned target audience demographic and engagement rate were the three most important determinants in choosing influencer partners and that the two most important goals for influencer marketing based on survey responses were increasing brand awareness and reaching new audiences in order to expand their existing customer base.

WOHG intends to capitalize on this growing social media-based and influencer advertising spend, utilizing its Clubhouse influencers to attract advertisers directly, as well as generating business for Creators, for which it will receive compensation via its Management Agreements.

Apparel

The United States apparel market was valued at approximately 368 billion U.S. dollars as of 2019. Store-based retailing was valued at over 268 billion U.S., while e-commerce brought in over 100 million U.S. dollars of revenue. As the internet increasingly influences social and economic activities, the e-commerce market for retail goods is expected to grow steadily. Our core customer demographic is anywhere from 12 to 30 year old women and men.

Competition

We face competition from a variety of companies in the different areas in which WOHG operates. WOHG faces competition from similar influencer houses to the Clubhouse, such as Hype House and Glam House. While WOHG does not generate revenue directly from the Clubhouses, the Clubhouses enable WOHG to attract quality, popular, talented influencers in the social media industry, which WOHG considers to be its primary asset that enables to a significant degree the various business operations of WOHG.

As a talent management company, we compete against other talent management companies that are specific to the social-media influencer space, such as IZEA and Viral Nation. We compete with these other companies on the basis of our brand name, reputation for access to industry participants and desirable projects, as well as pricing.

For our brands and products, we currently compete primarily with other specialty retailers, higher-end department stores and Internet businesses that engage in the retail sale of women’s and men’s apparel, accessories and similar merchandise targeting customers aged 12 to 30. We believe the principal basis upon which we compete are design, quality, and price. We believe that our primary competitive advantage is high visibility, which we can achieve through our network of Clubhouse influencers.

In the future, we expect to compete with other content-creators for placement on streaming services and other content platforms, with technology and software companies in the social media space, and with companies making lifestyle and/or beauty products marketed to social media audiences.

We seek to effectively compete with such competitors by out-scaling our competition, focusing on in-house business infrastructure and providing superior support and management services for our Clubhouse influencers. WOHG strives to have more physical locations than other influencer-house networks, and is unaware of any other company that is combining the various business aspects that we engage in under one umbrella. In addition, we believe the experience of our management team provides us with a significant advantage in the social-media influencer business, as participants in this space have traditionally lacked the business experience that our executive management team possesses, which we intend to use to our advantage. We seek to, but may not be able to effectively compete with such competitors.

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Customers

WOHG’s customers include its influencer-clients, or Creators, (through Doiyen), companies that contract directly with us (through Doiyen) for paid promotion, and the consumers that purchase our products (through WOH Brands).

Doiyen and its Creators have already worked with a number of notable brands, including, but not limited to, Fashion Nova, Spotify, Halo Top, Revolve and Benefit. WOH Brands has only recently launched Richwife and has made minimal sales to date directly to consumers through its website.

Sales and Marketing

WOHG generally attracts clients through its social media presence across various platforms, including YouTube, Instagram, and TikTok.

As a respected name in the social-media influencer industry, we are often approached by influencers who want us to represent them (through Doiyen), or want to live in one of our Clubhouses. We also scout for up-and-coming talented influencers on various social media platforms, who we then attempt to engage as clients.

For paid promotion, we generally receive inbound inquiries for promotional opportunities from companies looking to promote their brands or products. Doiyen also has a sales team to reach out to specific brands that we believe fits a specific influencer’s style, which is another way we generate business.

All products that we sell are marketed through our Clubhouse team of influencers, who provide promotion and marketing social-medial posts on our behalf as part of the terms of their living arrangements in the Clubhouses.

Government Regulation

We are subject to various federal, state and local laws, both domestically and internationally, governing matters such as:

●	licensing laws for talent management companies, such as California’s Talent Agencies Act;
●	licensing, permitting and zoning;
●	health, safety and sanitation requirements;
●	harassment and discrimination, and other similar laws and regulations;
●	compliance with the Foreign Corrupt Practices Act (“FCPA”) and similar regulations in other countries;
●	data privacy and information security;
●	marketing activities;
●	environmental protection regulations;
●	imposition by the U.S and/or foreign countries of trade restrictions, restrictions on the manner in which content is currently licensed and distributed and ownership restrictions;
●	government regulation of the entertainment industry.

We monitor changes in these laws and believe that we are in material compliance with applicable laws and regulations. See “Risk Factors—Risks Related to Our Business—We are subject to extensive U.S. and foreign governmental regulations, and our failure to comply with these regulations could adversely affect our business.”

Our Clubhouses are subject to building and health codes and fire regulations imposed by the state and local governments in the jurisdictions in which they are located. In addition, our U.S. Clubhouses are subject to the U.S. Americans with Disabilities Act of 1990 which require us to maintain certain accessibility features at each of the facilities.

Our entertainment and content businesses are also subject to certain regulations applicable to our use of Internet web sites and mobile applications such as Tik Tok, Instagram and YouTube. We maintain various web sites and mobile applications that provide information and content regarding our businesses and offer merchandise for sale. The operation of these web sites and applications may be subject to a range of federal, state and local laws.

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Due to our involvement in products, we are subject to laws governing advertising and promotions, privacy laws, safety regulations, consumer protection regulations and other laws that regulate retailers and govern the promotion and sale of merchandise. We monitor changes in these laws and believe that we are in material compliance with applicable laws.

Intellectual Property

We currently do not own any patents, trademarks or any other intellectual property at this time.

Doiyen, formerly WHP Entertainment LLC, filed a trademark application on April 7, 2020, with the United States Patent and Trademark Office (“USPTO”) under Application Serial No. 88861879 for the mark:

On June 25, 2020, the USPTO informed us that it was refusing the registration of the mark because of a likelihood of confusion with another active trademark, and advised us that we had 6 months to reply and to submit evidence and arguments in support of registration of the mark.

We plan to reply to the USPTO and to submit evidence and arguments in support of registration of the mark, however, there can be no assurance that our application will be approved as planned or at all.

We also plan to submit a trademark application for Richwife to the USPTO, however there can be no assurance that our application will be granted as planned, or at all.

Employees

We currently have 1 full time employee, which is our Chief Executive Officer, Amir Ben-Yohanan. We contract with a number of consultants that assist in various aspects of our operations. Contractors exist both at WOHG as well as at our operating subsidiaries, which is currently Doiyen and WOH Brands.

Reports to Security Holders

We intend to furnish our shareholders annual reports containing financial statements audited by our independent registered public accounting firm and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year. We file Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K with the Securities and Exchange Commission in order to meet our timely and continuous disclosure requirements. We may also file additional documents with the Commission if they become necessary in the course of our company’s operations.

The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

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RISK FACTORS

In this “RISK FACTORS” section of this Form 8-K, any references to “the Company,” “we,” “us,” “our” or words of similar import, refer to the Company and WOHG on a combined basis.

YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS CURRENT REPORT ON FORM 8-K BEFORE DECIDING WHETHER TO INVEST IN THE COMPANY’S COMMON STOCK. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO THE COMPANY OR THAT THE COMPANY CURRENTLY DEEMS IMMATERIAL MAY ALSO IMPAIR THE COMPANY’S BUSINESS OPERATIONS. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, THE COMPANY’S BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY ADVERSELY AFFECTED. IN SUCH CASE, THE TRADING PRICE OR THE COMPANY’S COMMON STOCK COULD DECLINE AND YOU MAY LOSE PART OR ALL OF YOUR INVESTMENT. THIS CURRENT REPORT ON FORM 8-K ALSO CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. PLEASE SEE “CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS”.

Risks Related to Our Business and Industry

WOHG is an early stage company with a limited operating history. Such limited operating history may not provide an adequate basis to judge our future prospects and results of operations.

WOHG has limited experience and a limited operating history in which to assess its future prospects as a company. In addition, the market for our products and services is highly competitive. If we fail to successfully develop and offer our products and services in an increasingly competitive market, we may not be able to capture the growth opportunities associated with them or recover our development and marketing costs, and our future results of operations and growth strategies could be adversely affected. Our limited history may not provide a meaningful basis for investors to evaluate our business, financial performance, and prospects.

We may fail to successfully execute our business plan.

Our shareholders may lose their entire investment if we fail to execute our business plan. Our prospects must be considered in light of the following risks and uncertainties, including but not limited to, competition, the erosion of ongoing revenue streams, the ability to retain experienced personnel and general economic conditions. We cannot guarantee that we will be successful in executing our business plan. If we fail to successfully execute our business plan, we may be forced to cease operations, in which case our shareholders may lose their entire investment.

Since inception, we have experienced losses, and may have to further reduce our costs by curtailing future operations to continue as a business.

Since our inception, we have had operating losses and our cash flow has been inadequate to support our ongoing operations. Our ability to fund our capital requirements out of our available cash and cash generated from our operations depends on a number of factors, including our ability to gain interest in our products and services and continue growing our existing operations and our ability to raise funds as needed. If we cannot continue to generate positive cash flow from operations, we will have to reduce our costs and try to raise working capital from other sources. These measures could materially and adversely affect our ability to execute our operations and expand our business.

Our auditors have indicated that there is substantial doubt about our ability to continue as a going concern.

The accompanying financial statements for WOHG included elsewhere in this Current Report on Form 8-K have been prepared assuming that WOHG will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. As reflected in the accompanying financial statements, WOHG had a net loss of $983,209 for the period from January 2, 2020 to June 30, 2020. These factors among others raise substantial doubt about WOHG’s ability to continue as a going concern. While WOHG is attempting to commence operations and generate revenues, WOHG’s cash position may not be significant enough to support its daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for WOHG to continue as a going concern. While we believe in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of WOHG to continue as a going concern is dependent upon its ability to further implement its business plan and generate revenues. The financial statements do not include any adjustments that might be necessary if WOHG is unable to continue as a going concern. For further discussion about our ability to continue as a going concern and our plan for future liquidity, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Further, as of June 30, 2020, the Tongji Healthcare Group, Inc. had negative working capital of $0, an accumulated deficit of $1,120,229, and a stockholders’ deficit of $0 and as of December 31, 2019, the Tongji Healthcare Group, Inc. had negative working capital of $46,241, an accumulated deficit of $1,119,929, and a stockholders’ deficit of $46,241. The Tongji Healthcare Group, Inc.’s ability to continue as a going concern ultimately is dependent on the management’s ability to obtain equity or debt financing, attain further operating efficiencies, and achieve profitable operations.

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The Company may suffer from lack of availability of additional funds.

We expect to have ongoing needs for working capital in order to fund operations and to continue to expand our operations. To that end, we will be required to raise additional funds through equity or debt financing. However, there can be no assurance that we will be successful in securing additional capital on favorable terms, if at all. If we are successful, whether the terms are favorable or unfavorable, there is a potential that we will fail to comply with the terms of such financing, which could result in severe liability for our Company. If we are unsuccessful, we may need to (a) initiate cost reductions; (b) forego business development opportunities; (c) seek extensions of time to fund liabilities, or (d) seek protection from creditors. In addition, any future sale of our equity securities would dilute the ownership and control of your shares and could be at prices substantially below prices at which our shares currently trade. Our inability to raise capital could require us to significantly curtail or terminate our operations altogether. We may seek to increase our cash reserves through the sale of additional equity or debt securities. The sale of convertible debt securities or additional equity securities could result in additional and potentially substantial dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations and liquidity. In addition, our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties.

In addition, if we are unable to generate adequate cash from operations, and if we are unable to find sources of funding, it may be necessary for us to sell all or a portion of our assets, enter into a business combination, or reduce or eliminate operations. These possibilities, to the extent available, may be on terms that result in significant dilution to our shareholders or that result in our shareholders losing all of their investment in our Company.

The ability of our Chief Executive Officer, Amir Ben-Yohanan, to control our business may limit or eliminate minority stockholders’ ability to influence corporate affairs.

Voting control of the Company will be held by our Chief Executive Officer, Mr. Ben Yohanan once the share of Series X Preferred Stock is issued to him as soon as practicable after Closing pursuant to the Share Exchange Agreement and subsequent Waiver. This share of Series X Preferred Stock will have a number of votes at any time equal to (i) the number of votes then held or entitled to be made by all other equity or debt securities of the Company, or pursuant to any other agreement, contract or understanding of the Company, plus one. Because of this voting control, he will be in a position to significantly influence membership of our board of directors, as well as all other matters requiring stockholder approval. The interests of our Chief Executive Officer may differ from the interests of other stockholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of other officers and directors and other business decisions. The minority stockholders will have no way of overriding decisions made by our Chief Executive Officer.

The Company is not a party to certain of the leases for its Clubhouse properties, and therefore is subject to the risk of those leases being terminated or altered without its consent.

The Company is not listed as the tenant on the lease agreements for each of Not a Content House – Bel Air and Clubhouse BH. Instead, the Company’s Chief Executive Officer, Amir Ben-Yohanan, is listed as the tenant of these properties pursuant the lease agreements for these houses. While Mr. Ben-Yohanan intends to assign these leases to the Company in the future, there is a possibility that Mr. Ben-Yohanan may not assign these leases in the near term, or at all. If Mr. Ben Yohanan were to depart the Company, pursuant to a disagreement or otherwise, before assigning these lease agreements to the Company, Mr. Ben-Yohanan could terminate these leases, or our right to inhabit these properties, without consent or notice to us. Such an event could materially harm our operating results, as well as our reputation within the influencer community, which is important to our ability to attract and retain talent.

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Our business is subject to fluctuations that are not predictable, which subjects our business to increase risks.

Our business is subject to fluctuations with respect to both our influencers and the number of followers on social media we are able to access through our influencers and our own social media channels. The influencers that live in our Clubhouses, in general, do not stay for long periods of time. Influencers are not required by contract to live in our Clubhouses, and therefore may leave at any point. While we will still generate income from our influencers with which we have entered into Management Agreements regardless of whether such influencers live in our Clubhouses or not, either party may terminate the Management Agreement upon 30 days’ notice without cause. As such, our roster of Clubhouse influencers can change rapidly and significantly, which also affects the number of social media followers we can access, which we believe is a material factor in our ability to generate revenues. For example, at least one of our Clubhouse influencers has over 11 million followers as of the date of this Current Report on Form 8-K. If this influencer were to leave our Clubhouse, we would immediately lose access to those followers through our Creator Occupancy Agreement. While we always seek to fill openings in our Clubhouses quickly, there is no guarantee we will be able to do so, or to fill such openings with influencers with an equal number of followers that the previous occupant-influencer had. Further, followers on social media in general often fluctuate significantly due to external factors that are not predictable. The unexpected loss of one or more of our influencers and/or a reduction in the number of ours or our influencers’ followers could have a negative impact on our business.

Changes in public and consumer tastes and preferences and industry trends could reduce demand for our services and content offerings and adversely affect our business.

Our ability to generate revenues is highly sensitive to rapidly changing consumer preferences and industry trends, as well as the popularity of the talent, brands and owners of IP we represent, and the assets we own. Our success depends on our influencers’ ability to create quality content through popular social media channels that meet the changing preferences of the broad consumer market and respond to competition from an expanding array of choices facilitated by technological developments in the delivery of content. Our operations and revenues are affected by consumer tastes and entertainment trends, which are unpredictable and subject to change and may be affected by changes in the social and political climate. Changes in consumers’ tastes or a change in the perceptions of our business partners, whether as a result of the social and political climate or otherwise, could adversely affect our operating results. Our failure to avoid a negative perception among consumers or anticipate and respond to changes in consumer preferences, including in the form of content creation or distribution, could result in reduced demand for our product and/or content offerings, or a reduced social media followings and business opportunities for our Creators, which could have an adverse effect on our business, financial condition and results of operations.

Our ability to create popular, social media-based entertainment content is increasingly important to the success of our business and our ability to generate revenues. The production of entertainment content is inherently risky because the revenues we derive from various sources primarily depend on our ability to reach large audiences and satisfy consumer tastes and expectations in a consistent manner. The popularity of our content and owned assets is affected by our ability to maintain or develop strong brand awareness and target key audiences, the sources and nature of competing content offerings, the time and manner in which consumers acquire and view some of our entertainment products and the options available to advertisers for reaching their desired audiences. Consumer tastes change frequently and it is a challenge to anticipate what offerings will be successful at any point in time. We invest substantial capital in our content and owned assets, including in the creation of original content, before learning the extent to which it will achieve popularity with consumers. A lack of popularity of these, our other content offerings or our owned assets, as well as labor disputes, unavailability of a star performer, equipment shortages, cost overruns, disputes with production teams or adverse weather conditions, could have an adverse effect on our business, financial condition and results of operations.

Our ability to generate revenue from discretionary and corporate spending, such as corporate sponsorships and advertising, is subject to many factors, including many that are beyond our control.

Our business depends on discretionary consumer and corporate spending. Many factors related to corporate spending and discretionary consumer spending, including economic conditions affecting disposable consumer income such as unemployment levels, fuel prices, interest rates, changes in tax rates and tax laws that impact companies or individuals and inflation can significantly impact our operating results. While consumer and corporate spending may decline at any time for reasons beyond our control, the risks associated with our businesses become more acute in periods of a slowing economy or recession, which may be accompanied by reductions in corporate sponsorship and advertising. During periods of reduced economic activity, many consumers have historically reduced their discretionary spending and advertisers have reduced their sponsorship and advertising expenditures, which can result in a reduction in sponsorship opportunities. There can be no assurance that consumer and corporate spending will not be adversely impacted by current economic conditions, or by any future deterioration in economic conditions, thereby possibly impacting our operating results and growth. A prolonged period of reduced consumer or corporate spending could have an adverse effect on our business, financial condition and results of operations.

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We may not be able to adapt to or manage new content distribution platforms or changes in consumer behavior resulting from new technologies.

We must successfully adapt to and manage technological advances in our industry, including the emergence of alternative social media platforms. If we are unable to adopt or are late in adopting technological changes and innovations, it may lead to a loss of consumers viewing our content, and a corresponding reduction in revenues from advertisers. It may also lead to a reduction in ours or our Creators’ ability to monetize new platforms. Our ability to effectively generate revenue from new content distribution platforms and viewing technologies will affect our ability to maintain and grow our business. Emerging forms of content distribution may provide different economic models and compete with current distribution methods (such as Instagram and TikTok) in ways that are not entirely predictable, which could reduce demand for promotional posts by our team of influencers. We must also adapt to changing consumer behavior driven by advances in technology. If we fail to adapt our distribution methods and content to emerging technologies and new distribution platforms, our ability to generate revenue from our targeted audiences may decline and could result in an adverse effect on our business, financial condition and results of operations.

Because our success depends substantially on our ability to maintain a professional reputation, adverse publicity concerning us, one of our businesses, our Creators or our key personnel could adversely affect our business.

Our professional reputation is essential to our continued success and any decrease in the quality of our reputation could impair our ability to, among other things, recruit and retain qualified and experienced talent managers and other key personnel, retain or attract Creators, and retain or attract advertisers, purchasers of our products, (i.e. our customers). Our overall reputation may be negatively impacted by a number of factors, including negative publicity concerning us, members of our management, our Creators, our customers, and other key personnel. Any adverse publicity relating to such individuals or entities that we employ or represent, or to our Company, including from reported or actual incidents or allegations of illegal or improper conduct, such as harassment, discrimination or other misconduct, could result in significant media attention, even if not directly relating to or involving WOHG, and could have a negative impact on our professional reputation, potentially resulting in termination of contracts, our inability to attract new customer or client relationships, or the loss or termination of such employees’ services, all of which could adversely affect our business, financial condition and results of operations. Our professional reputation could also be impacted by adverse publicity relating to one or more of our owned or majority owned brands or businesses.

We depend on the relationships of our talent managers and other key personnel with clients across many categories, including fashion, music, digital, and sponsorship.

We depend heavily upon relationships that our talent managers and other key personnel have developed with our influencer-clients, as well as our corporate customers that utilize our team of influencers for advertising and paid promotion. The personal relationships that our talent managers, influencers, and other key personnel have developed with brands and other key business contacts help us to secure access to sponsorships, endorsements, professional contracts, events and other opportunities for our Creators, which is critical to our success. Due to the importance of those contacts to us, a substantial deterioration in these relationships, or substantial loss of talent managers or other key personnel who maintain these relationships, could adversely affect our business. In particular, our talent management business is dependent upon the highly personalized relationships between our team at Doiyen LLC and their Creators – i.e. the influencers with whom we contract with and represent. A substantial deterioration in the team managing a client may result in a deterioration in our relationship with, or the loss of, the clients represented by that manager. The substantial loss of multiple talent managers could have an adverse effect on our business, financial condition and results of operations. Our talent managers and other key personnel are not party to long-term contracts and, in any event, can leave our Company with little or no notice. We can give no assurance that all or any of these individuals will remain with us or will retain their associations with key business contacts.

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Our success depends, in part, on our continuing ability to identify, recruit and retain qualified and experienced talent managers. If we fail to recruit and retain suitable talent managers or if our relationships with our talent managers change or deteriorate, it could adversely affect our business.

Our success depends, in part, upon our continuing ability to identify, recruit and retain qualified and experienced talent managers. There is great competition for qualified and experienced talent managers in the social media industry, and we cannot assure you that we will be able to continue to hire or retain a sufficient number of qualified persons to meet our requirements, or that we will be able to do so under terms that are economically attractive to us. Any failure to retain certain talent managers could lead to the loss of sponsorship and other engagements and have an adverse effect on our business, financial condition and results of operations.

Our failure to identify, sign and retain influencer-clients could adversely affect our business.

We derive substantial revenue from the engagements, sponsorships, and branding deals entered into by our influencer-clients. We depend on identifying, signing and retaining as clients those influencers with significant social media followings, that are deemed to be favorable candidates for companies to utilize for advertising, promotion, and branding. Our competitive position is dependent on our continuing ability to attract, develop and retain such clients whose work is likely to achieve a high degree of value and recognition as well as our ability to provide such clients with sponsorships, endorsements, professional contracts, productions, events and other opportunities. Our failure to attract and retain these clients, an increase in the costs required to attract and retain such clients, or an untimely loss or retirement of these clients could adversely affect our financial results and growth prospects. We have not entered into written agreements with many of the clients we represent. These clients may decide to discontinue their relationship with us at any time and without notice. In addition, the clients with whom we have entered into written contracts may choose not to renew their contracts with us on reasonable terms or at all or they may breach or seek to terminate these contracts. If any of our clients decide to discontinue their relationships with us, whether they are under a contract or not, we may be unable to recoup costs expended to develop and promote them and our financial results may be adversely affected. Further, the loss of such clients could lead other of our clients to terminate their relationships with us.

The markets in which we operate are highly competitive, both within the United States and internationally.

We face competition from a variety of other domestic and foreign companies. We face competition from alternative providers of the content, services, and products we and our Creators offer and from other forms of entertainment in a rapidly changing and increasingly fragmented marketplace. There are other companies and individuals currently providing similar products and services as us in the social media influencer industry. Our competitors include, but are not limited to, Hype House, Glam House and any other social media influencer collectives and/or talent management companies specializing in representing influencers, each of which may have greater financial and other resources than us. We may be unable to successfully compete with these competitors, and may expend significant resources without success. Further, any increased competition, which may not be foreseeable, or our failure to adequately address any competitive factors, could result in reduced demand for our content, clients or key brands, which could have an adverse effect on our business, financial condition and results of operations.

We rely on technology, such as our information systems, to conduct our business. Failure to protect our technology against breakdowns and security breaches could adversely affect our business.

We rely on technology, such as our information systems and social media platforms, to conduct our business. This technology is vulnerable to service interruptions and security breaches from inadvertent or intentional actions by our employees, partners and vendors, or from attacks by malicious third parties. Such attacks are of ever-increasing levels of sophistication and are made by groups and individuals with a wide range of motives and expertise, including organized criminal groups, “hacktivists,” nation states and others. The techniques used to breach security safeguards evolve rapidly, and they may be difficult to detect for an extended period of time, and the measures we take to safeguard our technology may not adequately prevent such incidents.

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While we have taken steps to protect our confidential and personal information and invested in information technology, there can be no assurance that our efforts will prevent service interruptions or security breaches in our systems or the unauthorized or inadvertent wrongful use or disclosure of confidential information. Such incidents could adversely affect our business operations, reputation and client relationships. Any such breach would require us to expend significant resources to mitigate the breach of security and to address matters related to any such breach, including the payment of fines. Although we maintain an insurance policy that covers data security, privacy liability and cyber-attacks, our insurance may not be adequate to cover losses arising from breaches or attacks on our systems. We also may be required to notify regulators about any actual or perceived personal data breach as well as the individuals who are affected by the incident within strict time periods.

In addition, our use of social media presents the potential for further vulnerabilities. For instance, we may be subject to boycotts, spam, spyware, ransomware, phishing and social engineering, viruses, worms, malware, DDOS attacks, password attacks, man-in-the-middle attacks, cybersquatting, impersonation of employees or officers, abuse of comments and message boards, fake reviews, doxing and swatting. While we have internal policies in place to protect against these vulnerabilities, we can make no assurances that we will not be adversely affected should one of these events occur.

The commercial success of our products is dependent, in part, on factors outside our control.

The commercial success of our products is dependent upon unpredictable and volatile factors beyond our control, such as the success of our competitors’ products. Our failure to attract market acceptance and a sustainable competitive advantage over our competitors would materially harm our business.

We will be attempting to launch brands in new markets and with new products. Our inability to effectively execute our business plan in relation to these new brands could negatively impact our business.

We are attempting launch new product brands into markets in which we have no experience offering products. Launching new products into new markets is risky, and requires extensive marketing and business expertise. There can be no assurances we will have the capital, personnel resources, or expertise to be successful in launching these new business efforts.

Our acquisition strategy creates risks for our business.

We expect that we will pursue acquisitions of other businesses, assets or technologies to grow our business. We may fail to identify attractive acquisition candidates or we may be unable to reach acceptable terms for future acquisitions. We might not be able to raise enough cash to compete for attractive acquisition targets. If we are unable to complete acquisitions in the future, our ability to grow our business at our anticipated rate will be impaired.

We may pay for acquisitions by issuing additional shares of our Common Stock, which would dilute our shareholders, or by issuing debt, which could include terms that restrict our ability to operate our business or pursue other opportunities and subject us to meaningful debt service obligations. We may also use significant amounts of cash to complete acquisitions. To the extent that we complete acquisitions in the future, we likely will incur future depreciation and amortization expenses associated with the acquired assets. We may also record significant amounts of intangible assets, including goodwill, which could become impaired in the future. Acquisitions involve numerous other risks, including:

●	difficulties integrating the operations, technologies, services and personnel of the acquired companies;

●	challenges maintaining our internal standards, controls, procedures and policies;

●	diversion of management’s attention from other business concerns;

●	over-valuation by us of acquired companies;

●	litigation resulting from activities of the acquired company, including claims from terminated employees, customers, former shareholders and other third parties;

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●	insufficient revenues to offset increased expenses associated with the acquisitions and unanticipated liabilities of the acquired companies;

●	insufficient indemnification or security from the selling parties for legal liabilities that we may assume in connection with our acquisitions;

●	entering markets in which we have no prior experience and may not succeed;

●	risks associated with foreign acquisitions, such as communication and integration problems resulting from geographic dispersion and language and cultural differences, compliance with foreign laws and regulations and general economic or political conditions in other countries or regions;

●	potential loss of key employees of the acquired companies; and

●	impairment of relationships with clients and employees of the acquired companies or our clients and employees as a result of the integration of acquired operations and new management personnel.

Our management team’s attention may be diverted by acquisitions and searches for new acquisition targets, and our business and operations may suffer adverse consequences as a result.

Mergers and acquisitions are time intensive, requiring significant commitment of our management team’s focus and resources. If our management team spends too much time focused on acquisitions or on potential acquisition targets, our management team may not have sufficient time to focus on our existing business and operations. This diversion of attention could have material and adverse consequences on our operations and our ability to be profitable.

We may be unable to scale our operations successfully.

Our growth strategy will place significant demands on our management and financial, administrative and other resources. Operating results will depend substantially on the ability of our officers and key employees to manage changing business conditions and to implement and improve our financial, administrative and other resources. If the Company is unable to respond to and manage changing business conditions, or the scale of its operations, then the quality of its services, its ability to retain key personnel, and its business could be harmed.

The current outbreak of the coronavirus may have a negative effect on our ability to conduct our business and operations and may also cause an overall decline in the economy as a whole and could materially harm our Company.

If the current outbreak of the coronavirus continues to grow, the effects of such a widespread infectious disease and epidemic may inhibit our ability to conduct our business and operations and could materially harm our Company. The coronavirus may cause us to have to reduce operations as a result of various lock-down procedures enacted by the local, state or federal government, which could restrict the movement of our influencers outside of or within a specific Clubhouse or even effect the influencer’s ability to create content. The coronavirus may also cause a decrease in advertising spending by companies as a result of the economic turmoil resulting from the spread of the coronavirus and thereby having a negative effect on our ability to generate revenue from advertising. Further, if there is a spread of the coronavirus within any of our Clubhouses, it may cause an inability for our content creators to create and post content and could potentially cause a specific Clubhouse location to be entirely quarantined. Additionally, we may encounter negative publicity or a negative public reaction when creating and posting certain content while a coronavirus related lockdown is enacted. The continued coronavirus outbreak may also restrict our ability to raise funding when needed and may also cause an overall decline in the economy as a whole. The specific and actual effects of the spread of coronavirus are difficult to assess at this time as the actual effects will depend on many factors beyond the control and knowledge of the Company. However, the spread of the coronavirus, if it continues, may cause an overall decline in the economy as a whole and also may materially harm our Company.

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Economic conditions or changing consumer preferences could adversely impact our business.

A downturn in economic conditions in one or more of the Company’s markets could have a material adverse effect on our results of operations, financial condition, business and prospects. Although we attempt to stay informed of government and customer trends, any sustained failure to identify and respond to trends could have a material adverse effect on our results of operations, financial condition, business and prospects.

The requirements of remaining a public company may strain our resources and distract our management, which could make it difficult to manage our business.

We are required to comply with various regulatory and reporting requirements, including those required by the SEC. Complying with these reporting and other regulatory requirements are time-consuming and expensive and could have a negative effect on our business, results of operations and financial condition.

Our intellectual property rights are valuable, and if we are unable to protect them or are subject to intellectual property rights claims, our business may be harmed.

The content created by Clubhouse influencers, including the rights related to that content, are important assets for us, as is the “Clubhouse” name. We do not hold any patents protecting our intellectual property, and we have only filed a trademark application for “The Clubhouse” recently, which has not yet been granted as of the date of this Current Report on Form 8-K. Various events outside of our control pose a threat to our intellectual property rights as well as to our business. Regardless of the merits of the claims, any intellectual property claims could be time-consuming and expensive to litigate or settle. In addition, if any claims against us are successful, we may have to pay substantial monetary damages or discontinue any of our practices that are found to be in violation of another party’s rights. We also may have to seek a license to continue such practices, which may significantly increase our operating expenses or may not be available to us at all. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete.

We are required to comply with certain provisions of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) and if we fail to continue to comply, our business could be harmed, and the price of our securities could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act require an annual assessment of internal control over financial reporting, and for certain issuers an attestation of this assessment by the issuer’s independent registered public accounting firm. The standards that must be met for management to assess the internal control over financial reporting as effective are evolving and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards. We expect to incur significant expenses and to devote resources to Section 404 compliance on an ongoing basis. It is difficult for us to predict how long it will take or costly it will be to complete the assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and remediation process on a timely basis. In the event that our Chief Executive Officer or Chief Financial Officer determines that our internal control over financial reporting is not effective as defined under Section 404, we cannot predict how regulators will react or how the market prices of our securities will be affected; however, we believe that there is a risk that investor confidence and the market value of our securities may be negatively affected.

We are subject to extensive U.S. and foreign governmental regulations, and our failure to comply with these regulations could adversely affect our business.

Our operations are subject to federal, state and local laws, statutes, rules, regulations, policies and procedures in the United States and around the world, which are subject to change at any time, governing matters such as:

●	licensing laws for talent agencies, such as California’s Talent Agencies Act;

●	licensing, permitting and zoning requirements for operation of our Clubhouses;

●	health, safety and sanitation requirements;

●	harassment and discrimination, and other labor and employment laws and regulations;

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●	compliance with the U.S. Americans with Disabilities Act of 1990;

●	compliance with the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”) and similar regulations in other countries, which prohibit U.S. companies and their intermediaries from engaging in bribery or other prohibited payments to foreign officials and require companies to keep books and records that accurately and fairly reflect the transactions of the company and to maintain an adequate system of internal accounting controls;

●	compliance with applicable antitrust and fair competition laws;

●	compliance with international trade controls, including applicable import/export regulations, and sanctions and international embargoes that may limit or restrict our ability to do business with specific individuals or entities or in specific countries or territories;

●	compliance with anti-money laundering and countering terrorist financing rules, currency control regulations, and statutes prohibiting tax evasion and the aiding or abetting of tax evasion;

●	marketing activities;

●	compliance with current and future privacy and data protection laws imposing requirements for the processing and protection of personal or sensitive information, including the GDPR and the E.U. e-Privacy Regulation;

●	compliance with cybersecurity laws imposing country-specific requirements relating to information systems and network design, security, operations, and use;

●	tax laws; and

●	imposition by foreign countries of trade restrictions, restrictions on the manner in which content is currently licensed and distributed or ownership restrictions.

Noncompliance with these laws could subject us to whistleblower complaints, investigations, sanctions, settlements, prosecution, other enforcement actions, disgorgement of profits, significant fines, damages, other civil and criminal penalties or injunctions, reputational harm, adverse media coverage, and other collateral consequences. Multiple or repeated failures by us to comply with these laws and regulations could result in increased fines or proceedings against us. If any subpoenas or investigations are launched, or governmental or other sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, results of operations and financial condition could be materially harmed. In addition, responding to any action will likely result in a materially significant diversion of management’s attention and resources and significant defense costs and other professional fees. Enforcement actions and sanctions could further harm our business, results of operations and financial condition. While we attempt to conduct our business and operations in a manner that we believe to be in compliance with such laws and regulations, there can be no assurance that a law or regulation will not be interpreted or enforced in a manner contrary to our current understanding. In addition, the promulgation of new laws, rules and regulations could restrict or unfavorably impact our business, which could decrease demand for our services, reduce revenue, increase costs or subject us to additional liabilities.

In some United States and foreign jurisdictions, we may have direct and indirect interactions with government agencies and state-affiliated entities in the ordinary course of our business. In the event that we fail to comply with the regulations of a particular jurisdiction, whether through our acts or omissions or those of third parties, we may be prohibited from operating in those jurisdictions, which could lead to a decline in various revenue streams in such jurisdictions, and could have an adverse effect on our business, financial condition and results of operations.

We are also required to comply with economic sanctions laws imposed by the United States or by other jurisdictions where we do business, which may restrict our transactions in certain markets, and with certain customers, business partners and other persons and entities. As a result, we are not permitted to, directly or indirectly (including through a third party intermediary), procure goods, services, or technology from, or engage in transactions with, individuals and entities subject to sanctions. While we believe we have been in compliance with sanctions requirements, there can be no guarantee that we will remain in compliance. Any violation of corruption or sanctions laws could result in fines, civil and criminal sanctions against us or our employees, prohibitions on the conduct of our business (e.g., debarment from doing business with International Development Banks and similar organizations) and damage to our reputation, which could have an adverse effect on our business, financial condition and results of operations.

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We may be adversely affected by political tensions between the United States and China.

Political tensions between the United States and China have escalated due to, among other things, trade disputes, the COVID-19 outbreak and sanctions imposed by the U.S. Department of Treasury on certain officials of the Hong Kong Special Administrative Region and the central government of the PRC. On August 6, 2020 President Donald Trump issued an executive order requiring ByteDance to sell TikTok to an American company, or risk being banned in the United States entirely. While ByteDance ultimately complied with this executive order and TikTok was not banned in the United States, a ban of a social media platform on which our influencers have acquired significant followers, such as TikTok, would have a material adverse effect on our business, prospects, financial condition and results of operations. Furthermore, there have been recent media reports on deliberations within the U.S. government regarding potentially limiting or restricting China-based companies from accessing U.S. capital markets. If any legislation were to be enacted or any regulations were to be adopted along these lines that ultimately had the effect of harming or outright banning a social media platform utilized by our Company and/or its influencers, it could have a material adverse effect on our business and operations.

We are a holding company and our principal asset after completion of the Share Exchange is our 100% equity interest in WOHG, through which we own 100% of each of WOHG’s limited liability company operating subsidiaries, and accordingly we are dependent upon distributions from such operating subsidiaries to pay taxes and other expenses.

We are a holding company and our principal asset after the Share Exchange is our 100% equity interests in WOHG. WOHG operates through its subsidiary wholly-owned limited liability companies, of which it owns 100% of each. Accordingly we are dependent upon distributions from our operating subsidiaries to pay taxes and other expenses. If our operating subsidiaries do not generate sufficient revenues such that they can provide distributions to us, we may be unable to pay our taxes and other expenses which would have a materially adverse effect on our business operations and our Company as a whole.

Risks Related to Our Common Stock

Our Common Stock Currently Trades on the Pink Tier of OTC Markets and is Labeled as a “Shell Risk.”

Our Common Stock Currently Trades on the Pink Tier of OTC Market Group LLC’s Marketplace under the symbol “TONJ” and the Company is currently labeled as a “Shell Risk” at this time. The OTC Market is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks,” as well as volume information. The trading of securities on the OTC Pink is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our Common Stock. The Company plans to update its trading symbol pending FINRA’s completion of its review of the Company’s name change to Clubhouse Media Group, Inc. We filed an amendment for the name change with the Secretary of State of Nevada on November 2, 2020, with an effective date with the State of Nevada of November 20, 2020. Our name change won’t be effective until FINRA completes its review of the Issuer Company Related Action Notification Form for the name change which the Company has submitted to FINRA. There can be no assurance that FINRA will process its review of the name change as planned, or at all.

Our Common Stock is subject to risks arising from restrictions on reliance on Rule 144 by shell companies or former shell companies.

Under a regulation of the SEC known as “Rule 144,” a person who beneficially owns restricted securities of an issuer and who is not an affiliate of that issuer may sell them without registration under the Securities Act provided that certain conditions have been met. One of these conditions is that such person has held the restricted securities for a prescribed period, which will be 6 months for the Common Stock. However, Rule 144 is unavailable for the resale of securities issued by an issuer that is a shell company (other than a business combination related shell company) or, unless certain conditions are met, that has been at any time previously a shell company.

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The SEC defines a shell company as a company that has (a) no or nominal operations and (b) either (i) no or nominal assets, (ii) assets consisting solely of cash and cash equivalents; or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets.

As a result of the Share Exchange as described in Items 1.01 and 2.01, the Company ceased being a shell company as such term is defined in Rule 12b-2 under the Exchange Act.

While we believe that as a result of the Share Exchange, the Company ceased to be a shell company, the SEC and others whose approval is required in order for shares to be sold under Rule 144 might take a different view.

Rule 144 is available for the resale of securities of former shell companies if and for as long as the following conditions are met:

(i) the issuer of the securities that was formerly a shell company has ceased to be a shell company,

(ii) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act,

(iii) the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

(iv) at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company known as “Form 10 Information.”

Although the Company is filing Form 10 Information with the SEC on this Form 8-K, shareholders who receive the Company’s restricted securities will not be able to sell them pursuant to Rule 144 without registration until the Company has met the other conditions to this exception and then for only as long as the Company continues to meet the condition described in subparagraph (iii), above, and is not a shell company. No assurance can be given that the Company will meet these conditions or that, if it has met them, it will continue to do so, or that it will not again be a shell company.

Our Common Stock constitutes restricted securities and is subject to limited transferability.

All of our Common Stock shares, should be considered a long-term, illiquid investment. In addition, our Common Stock is not registered under any state securities laws that would permit its transfer. Because of these restrictions and the absence of an active trading market for our securities, a shareholder will likely be unable to liquidate an investment even though other personal financial circumstances would dictate such liquidation.

Our Common Stock price may decrease due to factors beyond our control.

The stock market from time to time has experienced extreme price and volume fluctuations, which have particularly affected the market prices for early stage companies and which often have been unrelated to the operating performance of the companies. These broad market fluctuations may adversely affect the market price of our stock, if a trading market for our stock ever develops. If our shareholders sell substantial amounts of their stock in the public market, the price of our stock could fall. These sales also might make it more difficult for us to sell equity, or equity-related securities, in the future at a price we deem appropriate.

The market price of our stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

●	variations in our quarterly operating results,
●	changes in general economic conditions,
●	changes in market valuations of similar companies,

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●	announcements by us or our competitors of significant acquisitions, strategic partnerships or joint ventures, or capital commitments,
●	poor reviews;
●	loss of a major customer, partner or joint venture participant; and
●	the addition or loss of key managerial and collaborative personnel.

Any such fluctuations may adversely affect the market price or value of our Common Stock, regardless of our actual operating performance. As a result, shareholders may be unable to sell their shares, or may be forced to sell them at a loss.

Our Common Stock is subject to the application of the “penny stock” rules which could adversely affect the market price of our Common Stock and increase transaction costs to sell those shares.

The SEC has adopted rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

●	that a broker or dealer approve a person’s account for transactions in penny stocks, and
●	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

●	obtain financial information and investment experience objectives of the person, and
●	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

●	sets forth the basis on which the broker or dealer made the suitability determination and
●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our Common Stock and cause a decline in the market value of our stock.

The market price for our Common Stocks is particularly volatile which could lead to wide fluctuations in our share price. You may be unable to sell your Common Stock shares at or above your purchase price, or at all, which may result in substantial losses to you.

The market for our Common Stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our Common Stock shares will be at any time, or if our Common Stock shares will ever be able to trade, or as to what effect the sale of shares or the availability of Common Stock shares for sale at any time will have on the prevailing market price.

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The sale and issuance of additional shares of our Common Stock could cause dilution as well as the value of our Common Stock to decline.

Investors’ interests in the Company will be diluted and investors may suffer dilution in their net book value per share when we issue additional shares. We are authorized to issue 500,000,000 shares of Common Stock. We anticipate that all or at least some of our future funding, if any, will be in the form of equity financing from the sale of our Common Stock. If we do sell or issue more Common Stock, any investors’ investment in the Company will be diluted. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us. If dilution occurs, any investment in the Company’s Common Stock could seriously decline in value.

FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted Rule 2111 that requires a broker-dealer to have reasonable grounds for believing that an investment is suitable for a customer before recommending the investment. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

We do not intend to pay dividends for the foreseeable future.

We have never declared or paid any cash dividends on our stock and do not intend to pay any cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the development of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our Board.

If we are unable to comply with the financial reporting requirements mandated by the SEC’s regulations, investors may lose confidence in our financial reporting and the price of our Common Stock, if a market ever does develop for it, could decline.

If we fail to maintain effective internal controls over financial reporting, our ability to produce timely, accurate and reliable periodic financial statements could be impaired. If we do not maintain adequate internal control over financial reporting, investors could lose confidence in the accuracy of our periodic reports filed under the Exchange Act. Additionally, our ability to obtain additional financing could be impaired or a lack of investor confidence in the reliability and accuracy of our public reporting could cause our stock price to decline.

DESCRIPTION OF PROPERTY

Prior to the Share Exchange, the Company’s headquarters were located at 3651 Lindell Road, D517 Las Vegas, Nevada, 8910 and effective as of the Effective Date of the Share Exchange, the Company’s headquarters continues to be located at 3651 Lindell Road, D517, Las Vegas, Nevada. There is no physical office space here, and this address is mainly used as a mailing address and call center for WOHG. We pay a fee of $79.00 per month for the use of this headquarters.

The Company’s management generally works out of 201 Santa Monica Blvd., Suite 30, Santa Monica, California 90401, which is WOHG’s headquarters. We believe that these facilities are adequate to support the Company’s existing operations and that we will be able to obtain appropriate additional facilities or alternative facilities on commercially reasonable terms if and when necessary. The Company does not have a formal lease pursuant to which it uses these offices, and does not have a monthly rent obligation for use of these premises.

The Company has three social media content creation houses located in Los Angeles, California (Clubhouse BH, and the two locations for Not a Content House) and one social media content creation house located in the Republic of Malta (Clubhouse Europe). Each of these properties is between approximately 6,000 and 7,000 square feet (with the exception of Clubhouse BH, which is approximately 12,000 square feet) and are used by the Company to provide living arrangements for our team of social media influencers, as well as provide an environment for content creation. In an effort to provide desirable living arrangements for our team of influencers, as well as provide an ideal location our influencers to create content, the Company has strived to choose properties that are large, picturesque, and conducive for filming.

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Details of the lease arrangements for each of these Clubhouse properties are summarized below.

●	Clubhouse BH: The tenant at this property is Amir Ben Yohanan & Amie Ben-Yohanan. The lease term expires March 31, 2021, unless earlier extended by the landlord and tenant. While the Company is not named as the tenant on the lease for this property, it is planned that this lease will be assigned to the Company in the future. In order to use this property as Clubhouse in the meantime, the Company has agreed to reimburse Amir Ben-Yohanan, its Chief Executive Officer, for any rent expenses incurred by Mr. Ben-Yohanan on behalf of the Company with respect to this property.
●	Not A Content House - Bel-Air: The tenant at this property is Amir Ben Yohanan. The lease term expires September 30, 2021, unless earlier extended by the landlord and tenant. While the Company is not named as the tenant on the lease for this property, it is planned that this lease will be assigned to the Company in the future. In order to use this property as Clubhouse in the meantime, the Company has agreed to reimburse Amir Ben-Yohanan, its Chief Executive Officer, for any rent expenses incurred by Mr. Ben-Yohanan on behalf of the Company with respect to this property.
●	Not a Content House - Beverly Hills: The tenant at this property is West of Hudson Group, Inc. The lease term expires July 31, 2021, unless earlier extended by the landlord and tenant. (See Exhibit 10.3).
●	Clubhouse Europe: The tenant at this property is West of Hudson Group, Inc. The lease term expires on November 5, 2020. The Company and the landlord of this property have agreed that the lease term will be extended month to month thereafter. (See Exhibit 10.4).

LEGAL PROCEEDINGS

From time to time, we are involved in various claims and legal actions arising in the ordinary course of business. To the knowledge of our management, there are no legal proceedings currently pending against us which we believe would have a material effect on our business, financial position or results of operations and, to the best of our knowledge, there are no such legal proceedings contemplated or threatened.

Custodianship

On May 20, 2019, pursuant to Case Number A-19-793075-P, Nevada’s 8th Judicial District, Business Court entered and Order Granting Application of Joseph Arcaro as Custodian of Tongji Healthcare Group, Inc. pursuant to NRS 78.347(1)(b), pursuant to which Joseph Arcaro was appointed custodian of the Company and given authority to reinstate the Company with the State of Nevada under NRS 78.347. On May 23, 2019, Joseph Arcaro filed a Certificate of Reinstatement of the Company with the Secretary of State of the State of Nevada. In addition, on May 23, 2019, Joseph Arcaro filed an Annual List of the Company with the Secretary of State of the State of Nevada, designating himself as President, Secretary, Treasurer and Director of the Company for the filing period of 2017 to 2019.

On November 13, 2019, Mr. Arcaro filed a Motion to Terminate Custodianship of Tongji Healthcare Group, Inc. pursuant to NRS 78.650(4) with the District Court in Clark County Nevada. On December 6, 2019, the court granted Mr. Arcaro’s motion, and the custodianship was terminated. A copy of this order is filed as Exhibit 4.1. to this Current Report on Form 8-K.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Please refer to Item 4.01 of this Form 8-K for this information, which is incorporated by reference herein.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of WOHG for period from inception (May 19, 2020) to the period ended June 30, 2020 should be read in conjunction with the other sections of this Current Report on Form 8-K, including “Risk Factors,” “Description of Business” and the Financial Statements and notes thereto of WOHG filed herewith as Exhibit 99.1 and the pro forma financials and notes thereto are filed herewith as Exhibit 99.2. The various sections of this discussion contain forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout Current Report on Form 8-K as well as other matters over which we have no control. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results may differ materially. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this Current Report on Form 8-K, other than as required by law.

Organizational History of the Company and WOHG and Overview

Tongji Healthcare Group, Inc. was incorporated under the laws of the State of Nevada on December 19, 2006 by Nanning Tongji Hospital, Inc. (“NTH”). On the same day, Tongji, Inc., a wholly owned subsidiary of the Company, was incorporated in the State of Colorado. Tongji Inc. was later dissolved on March 25, 2011.

NTH was established in Nanning in the province of Guangxi of the People’s Republic of China (“PRC” or “China”) by the Nanning Tongji Medical Co. Ltd. and an individual on October 30, 2003.

NTH was a designated hospital for medical insurance in the city of Nanning and Guangxi province with 105 licensed beds. NTH specializes in the areas of internal medicine, surgery, gynecology, pediatrics, emergency medicine, ophthalmology, medical cosmetology, rehabilitation, dermatology, otolaryngology, traditional Chinese medicine, medical imaging, anesthesia, acupuncture, physical therapy, health examination, and prevention.

On December 27, 2006, Tongji Inc. acquired 100% of the equity of NTH pursuant to an Agreement and Plan of Merger, pursuant to which NTH became a wholly-owned subsidiary of Tongji Inc. Pursuant to the Agreement and Plan of Merger, the Company issued 15,652,557 shares of Common Stock to the shareholders of NTH in exchange for 100% of the issued and outstanding shares of common stock of NTH. The acquisition of NTH was accounted for as a reverse acquisition under the purchase method of accounting since the shareholders of NTH obtained control of the entity. Accordingly, the reorganization of the two companies was recorded as a recapitalization of NTH, with NTH being treated as the continuing operating entity. The Company, through NTH, thereafter operated the hospital, until the Company eventually sold NTH, as described below.

Effective December 31, 2017, under the terms of a Bill of Sale, the Company agreed to sell, transfer convey and assign forever all of its rights, title and interest in its equity ownership interest in its subsidiary, NTH, to Placer Petroleum Co., LLC, an Arizona limited liability company. Pursuant to the Bill of Sale, consideration for this sale, transfer conveyance and assignment is Placer Petroleum Co, LLC assuming all assets and liabilities of NTH as of December 31, 2017, which was filed as Exhibit 99.1 to the Company’s September 30, 2017 Quarterly Report on Form 10-Q. As a result of the Bill of Sale, the related assets and liabilities of Nanning Tongji Hospital, Inc. was reported as discontinued operations effective December 31, 2017. Thereafter, the Company had minimal operations.

On May 20, 2019, pursuant to Case Number A-19-793075-P, Nevada’s 8th Judicial District, Business Court entered and Order Granting Application of Joseph Arcaro as Custodian of Tongji Healthcare Group, Inc. pursuant to NRS 78.347(1)(b), pursuant to which Joseph Arcaro was appointed custodian of the Company and given authority to reinstate the Company with the State of Nevada under NRS 78.347. On May 23, 2019, Joseph Arcaro filed a Certificate of Reinstatement of the Company with the Secretary of State of the State of Nevada. In addition, on May 23, 2019, Joseph Arcaro filed an Annual List of the Company with the Secretary of State of the State of Nevada, designating himself as President, Secretary, Treasurer and Director of the Company for the filing period of 2017 to 2019. On November 13, 2019, Mr. Arcaro filed a Motion to Terminate Custodianship of Tongji Healthcare Group, Inc. pursuant to NRS 78.650(4) with the District Court in Clark County Nevada. On December 6, 2019, the court granted Mr. Arcaro’s motion, and the custodianship was terminated.

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Effective May 29, 2020, Joseph Arcaro, the Chief Executive Officer, President, Secretary, Treasurer and sole director of the Company and the beneficial owner, through his ownership of Algonquin Partners Inc. (“Algonquin”), of 65% of the Company’s Common Stock, entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) by and among West of Hudson Group, Inc., the Company, Algonquin, and Mr. Arcaro. Pursuant to the terms of the SPA, WOHG agreed to purchase, and Algonquin agreed to sell, 30,000,000 shares of the Company’s Common Stock in exchange for payment by WOHG to Algonquin of $240,000 (the “Stock Purchase”). The Stock Purchase closed on June 18, 2020, resulting in a change of control of the Company.

As reported by the Company in its Current Report on Form 8-K filed on July 10, 2020, on July 7, 2020, the Company amended its articles of incorporation whereby it increased its authorized capital stock to 550,000,000 shares, comprised of 500,000,000 shares of Common Stock, par value $0.001 and 50,000,000 shares of preferred stock, par value $0.001.

On November 2, 2020, the Company filed a Certificate of Amendment with the Secretary of State of the State of Nevada. The sole purpose of this amendment was to amend the Articles of Incorporation of the Company to change the Company’s name from “Tongji Healthcare Group, Inc.” to “Clubhouse Media Group, Inc.” The amendment has an effective date with the State of Nevada of November 20, 2020. The Company has filed an Issuer Company-Related Action Notification Form with the Financial Industry Regulatory Authority (“FINRA”) regarding the name change. The name change will not be effective until FINRA completes its review of the name change. There can be no assurance that FINRA will process its review of the name change as planned, or at all.

On November 12, 2020, pursuant to the closing of the Share Exchange Agreement, the Company acquired WOHG, and WOHG thereafter became a wholly owned subsidiary of the Company, and the business of WOHG became the business of the Company going forward.

West of Hudson Group Inc. (“WOHG”) was incorporated on May 19, 2020 under the laws of the State of Delaware. WOHG is primarily a holding company, and operates various aspects of its business through its operating subsidiaries, which are limited liability companies, of which WOHG is the 100% owner and sole member, and which are as follows:

1.	Doiyen, LLC – a talent management company that provides representation to Clubhouse influencers, as further described below.

2.	WOH Brands, LLC – a content-creation studio, social media marketing company, technology developer, and brand incubator, as further described below.

Doiyen, LLC (“Doiyen”), formerly named WHP Management, LLC, and before that named WHP Entertainment LLC, is a California limited liability company formed on January 2, 2020. Doiyen was acquired by WOHG on July 9, 2020 pursuant to an exchange agreement between WOHG and Doiyen, pursuant to which WOHG acquired 100% of the membership interests of Doiyen in exchange for 100 shares of common stock of WOHG. A copy of this agreement is filed as Exhibit 10.5 to this Current Report on Form 8-K. Doiyen is a talent management company for social media influencers, and seeks to represent some of the world’s top talent in the world of social media. Doiyen is also the entity with which our influencers contract when living in one of our Clubhouses, as further described below.

WOH Brands, LLC (“WOH Brands”) is a Delaware limited liability company formed on May 19, 2020 by WOHG. WOH Brands engages and also plans to engage in a number of activities, including brand development and incubation, content creation, and technology development, as further described below.

WOHG is the 100% owner and sole member and manager of each of these entities pursuant to each of the limited liability company agreements that govern these entities, and has complete and exclusive discretion in the management and control of the affairs and business of WOH Brands and Doiyen, and possesses all powers necessary to carry out the purposes and business of these entities. WOHG is entitled to the receipt of all income (and/or losses) that these entities generate.

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WOHG currently generates revenues primarily from talent management of The Clubhouse influencers and for paid promotion by companies looking to utilize The Clubhouse influencers to promote their products or services, each of which is done through Doiyen. WOHG solicits companies for potential marketing collaborations and cultivated content creation, works with the influencers and the marketing entity to negotiate and formalize a brand deal and then executes the deal and receives a certain percentage from the deal as further described below. In addition to the in-house Brand Deals, WOHG also generates income by providing talent management and brand partnership deals to external influencers not residing in our Clubhouses.

In addition to the above, WOHG is the 100% owner of two other limited liability companies - Oopsie Daisy Swimwear, LLC and DAK Brands, LLC, each incorporated in the State of Delaware on May 13, 2020. However, each of these entities has minimal or no operations as of the date of this Current Report on Form 8-K, and are not intended to have any material operations in the near future.

Plan of Operations

Over the next 12 months we expect to require $7,299,770 in operating funds. We expect to undertake the following activities during the following time periods:

●	4th quarter of 2020:

○	During this time period, we will seek to increase Doiyen’s headcount of talent managers so that we can service more influencers and bring in more brand deals. We also plan to acquire and develop analytic software for brand deals as well as seek to develop a digital platform where fans of our influencers can pay for exclusive content. We expect that the total cost for the foregoing activities will be an estimated amount of $1,512,165.

●	1st quarter of 2021:

○	During this time period we plan to seek to increase the number of our Clubhouse locations and managed influencers as well as Doiyen and staff headcount. We also plan to complete software development, add a sales and software team, and to launch the initial iteration of the aforementioned digital platform for exclusive content. We expect that the total cost for the foregoing activities will be an estimated amount of $1,743,295

●	2nd quarter of 2021:

○	During this time period we plan to continue to increase the headcount for Doiyen and build up our software sales teams. We expect that the total cost for the foregoing will be an estimated amount of $1,860,718.

●	3rd quarter of 2021:

○	During this time period we expect to aim to increase our footprint by adding more Clubhouse locations internationally and nationally. We also intend to increase our talent management footprint, increasing the number of influencers we manage, as well as seek to increase our software sales team. We expect that the total cost for the foregoing activities will be an estimated amount of $2,183,592.

We are planning to obtain the funds necessary to execute our plan of operations from various capital raises, including potentially through private placements or our common stock or the issuance and sales of convertible notes, as well as potentially through a registration statement or an offering statement filed with the SEC.

There can be no assurance that we’ll be able to obtain the necessary funds for our foregoing operations on terms that are acceptable to us or at all, and there can be no assurance that our plan of operations can be executed as planned, or at all.

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Results of Operations

While WOHG was incorporated on May 19, 2020, Doiyen was formed in the State of California on January 2, 2020. During the period from WOHG’s inception (May 19, 2020) to June 30, 2020, Doiyen was the only operating entity with activities out of WOHG and its other wholly-owned limited liability companies. As such, the results of operations below are presented from January 2, 2020 to June 30, 2020.

Period from Inception of Doiyen (January 2, 2020) to June 30, 2020

Net Revenues. WOHG’s net revenues for the period from inception of Doiyen (January 2, 2020) to June 30, 2020 were $95,534. Revenues during this period consisted solely of revenues WOHG received from the operations of Doiyen, which consisted of paid promotional services and management services for influencers.

Cost of Sales. Cost of sales for the period from inception of Doiyen (January 2, 2020) to June 30, 2020 were $90,206.

Gross Profit. As a result of the foregoing, gross profits for the period from inception (January 2, 2020) to June 30, 2020 were $5,328.

Operating Expenses. WOHG’s operating expenses for the period from inception of Doiyen (January 2, 2020) to June 30, 2020 were $974,112. Operating expenses during this period consisted of selling, general and administrative expenses of $494,515 (which includes advertising costs of $21,270), rent expense of $239,597 (incurred primarily in connection with renting the Clubhouse properties), and impairment of goodwill of $240,000. The impairment of goodwill of $240,000 was the result of WOHG’s purchase of 30,000,000 shares of Tongji Healthcare Group, Inc.’s Common Stock for $240,000, as described earlier in this Current Report on Form 8-K. WOHG impaired $240,000 goodwill because Tongji Healthcare Group, Inc. was not expected to generate revenue and positive cash flows in the near future as of June 30, 2020.

Interest Expense. Interest expense was $(15,425) for the period from inception of Doiyen (January 2, 2020) to June 30, 2020. This interest expense was incurred in connection with an advance to the Company by the Company’s Chief Executive Officer of $1,062,538 pursuant to a promissory note for the payment of WOHG’s operating expenses. WOHG recorded $15,425 as imputed interest and recorded as additional paid in capital for the period from January 2, 2020 to June 30, 2020 from this loan advanced by the Chief Executive Officer.

Net Loss. As a result of the foregoing, WOHG had a net loss for the period from inception of Doiyen (January 2, 2020) to June 30, 2020 of $983,209.

Liquidity and Capital Resources

As June 30, 2020, WOHG had cash and cash equivalents of $15,185, and working capital of $37,094. Pursuant to a promissory note between WOHG and the Company’s Chief Executive Officer, Amir Ben-Yohanan, WOHG may borrow up to $5,000,000 to cover expenses related to ongoing operations of WOHG. As of June 30, 2020, the total principal balance on this note was $1,062,538, and therefore WOHG had $3,937,462 of capital remaining that it could draw from on this promissory note as of June 30, 2020.

We expect to have ongoing needs for working capital in order to fund operations and to continue to expand our operations. To that end, we will be required to raise additional funds through equity or debt financing. However, there can be no assurance that we will be successful in securing additional capital on favorable terms, if at all. Our inability to raise capital could require us to significantly curtail or terminate our operations altogether.

The accompanying financial statements have been prepared assuming that WOHG will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. As reflected in the accompanying financial statements, WOHG had a net loss of $983,209 for the period from January 2, 2020 to June 30, 2020. These factors among others raise substantial doubt about WOHG’s ability to continue as a going concern. While WOHG is attempting to commence operations and generate revenues, WOHG’s cash position may not be significant enough to support its daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for WOHG to continue as a going concern. While we believe in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of WOHG to continue as a going concern is dependent upon its ability to further implement its business plan and generate revenues. The financial statements do not include any adjustments that might be necessary if WOHG is unable to continue as a going concern.

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Recent Developments

On August 3, 2020, the Company entered into a lease agreement for a term ending July 31, 2021 for $50,000 a month (for the property currently being used for the Not a Content House – Beverly Hills location.)

On September 4, 2020, the Company entered into a one year lease agreement for $40,000 a month for the “Not A Content House – Bel-Air” Clubhouse.

On September 6, 2020, WOHG entered into an agreement to rent the property for Clubhouse Europe until November 5, 2020 for 4,000 euros per month and to be extended month to month thereafter.

As of November 10, 2020, the Company’s Chief Executive Officer advanced $1,044,911.21 to the Company to pay the Company’s operating expenses.

Effects of Coronavirus on the Company

If the current outbreak of the coronavirus continues to grow, the effects of such a widespread infectious disease and epidemic may inhibit our ability to conduct our business and operations and could materially harm our Company. The coronavirus may cause us to have to reduce operations as a result of various lock-down procedures enacted by the local, state or federal government, which could restrict the movement of our influencers outside of or within a specific Clubhouse or even effect the influencer’s ability to create content. The coronavirus may also cause a decrease in advertising spending by companies as a result of the economic turmoil resulting from the spread of the coronavirus and thereby having a negative effect on our ability to generate revenue from advertising. Further, if there is a spread of the coronavirus within any of our Clubhouses, it may cause an inability for our content creators to create and post content and could potentially cause a specific Clubhouse location to be entirely quarantined. Additionally, we may encounter negative publicity or a negative public reaction when creating and posting certain content while a coronavirus related lockdown is enacted. The continued coronavirus outbreak may also restrict our ability to raise funding when needed, and may cause an overall decline in the economy as a whole. The specific and actual effects of the spread of coronavirus are difficult to assess at this time as the actual effects will depend on many factors beyond the control and knowledge of the Company. However, the spread of the coronavirus, if it continues, may cause an overall decline in the economy as a whole and also may materially harm our Company.

Critical Accounting Policies and Estimates

Our management’s discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles, or “GAAP.” The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reported period. In accordance with GAAP, we base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions.

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Our significant accounting policies are fully described in Note 2 to our consolidated financial statements appearing elsewhere in this Current Report on Form 8-K, and we believe those accounting policies are critical to the process of making significant judgments and estimates in the preparation of our consolidated financial statements.

Income Taxes

WOHG has not completed a full fiscal year and has not filed an income tax return and incurred net operating losses from inception to June 30, 2020. The net operating losses that has future benefits will be recorded as $205,090 deferred tax assets, but net with 100% valuation allowance until WOHG expected to realize this deferred tax assets in the future.

Off-Balance Sheet Arrangements

None.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name and position of our current executive officers and directors.

Name	Age	Position
Amir Ben-Yohanan (1)	48	Chief Executive Officer and Director, Principal Executive Officer and Principal Financial and Accounting Officer
Christian J. Young (1)	38	President, Secretary, and Director
Simon Yu (1)	38	Chief Operating Officer and Director
Harris Tulchin (2)	68	Director
Gary Marenzi (3)	64	Director

(1)	Mr. Ben-Yohanan, Mr. Young, and Mr. Yu were each appointed to their positions with the Company pursuant to the terms of the Stock Purchase Agreement dated May 29, 2020 by and among West of Hudson Group, Inc., Tongji Healthcare Group Inc, Algonquin Partners Inc., and Joseph Arcaro. Pursuant to the terms of the Stock Purchase Agreement, and in connection with the closing of the Stock Purchase Agreement on June 18, 2020, Mr. Arcaro, the then-sole member of the Board of Directors of the Company, appointed Amir Ben-Yohanan, Christian J. Young and Simon Yu to the above officer and director positions, and thereafter, immediately resigned from all positions with the Company.
(2)	Mr. Marenzi was appointed On July 28, 2020, immediately after, and in connection with, his appointment a director of the Company, Mr. Marenzi and the Company entered into an independent director agreement (the “Marenzi Independent Director Agreement”). The Marenzi Independent Director Agreement, also dated July 28, 2020, sets out the terms and conditions of Mr. Marenzi’s role as a director of the Company.
(3)	On August 5, 2020, immediately after, and in connection with, his appointment a director of the Company, Mr. Tulchin and the Company entered into a director agreement (the “ Tulchin Director Agreement”). The Tulchin Director Agreement, also dated August 5, 2020, sets out the terms and conditions of Mr. Tulchin’s role as a director of the Company.

Amir Ben-Yohanan, Chief Executive Officer and Director

Amir Ben-Yohanan was appointed as the Company’s Chief Executive Officer and as a member of the Company’s Board of Directors on June 18, 2020. Mr. Ben-Yohanan worked over 15 years for large multinational corporations, such as AT&T and the Associated Press, as a Senior Director of Finance where he oversaw internal audit, compliance and financial reporting departments. In 2012, he left a successful career in the corporate world to become an entrepreneur. Mr. Ben-Yohanan founded West of Hudson Properties, a real estate investment and property management firm headquartered in Hackensack, NJ. West of Hudson Properties currently owns and manages over $300 million in real estate assets across 95+ multi-family residential properties. More recently, he has expanded the operation and successfully completes several multi-family ground up construction projects each year in New Jersey and Pennsylvania.

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Mr. Ben-Yohanan earned his Master’s Degree in Finance from the University of Sydney Australia in 1999 and holds an undergraduate degree in Accounting.

Christian J. Young, President, Secretary, and Director

Christian J. Young was appointed as the Company’s Chief Executive Officer and as a member of the Company’s Board of Directors on June 18, 2020. Prior to joining the Company, Mr. Young served as President of WOHG since March 2020. Prior to joining WOHG, he held positions as a lawyer and chef, and was also a serial entrepreneur, involved in the founding of over a dozen enterprises. Mr. Young is also a YouTube personality and travel blogger. From 2018 to 2019, Mr. Young served as chief strategy officer for Cannabis Strategic Ventures. Since 2015, Mr. Young has been a YouTube branded content developer, Strategic Advisor to Venture Fund Amplify.LA, and as an advisor at the USC Venture Incubator. From 2015 to 2017, Mr. Young also acted as entrepreneur in residence for Lamp Post Group.

Simon Yu, Chief Operating Officer and Director

Simon Yu was appointed as the Company’s Chief Operating Officer and as a member of the Company’s Board of Directors on June 18, 2020. Mr. Yu is the Chief Executive Officer for Cannabis Strategic Ventures and has served in this position since 2017. In 2014, Mr. Yu also founded a regional California staffing firm that uses technology and education to change the way staffing agencies serve their clients. Mr. Yu has almost 20 years of management experience in healthcare, with 11 of those years in sales and operations for the healthcare staffing industry. Throughout his career, Mr. Yu has launched startups in e-commerce, import/export, medical devices, and staffing. Mr. Yu was also a Startup Advisor at the University of Southern California’s Business Incubator and was an Adjunct Professor of Entrepreneurship at California State University, Los Angeles.

Gary Marenzi, Director

Gary Marenzi was appointed as a Director on July 28, 2020. Prior to joining the Company, Mr. Marenzi previously held the role of President of Paramount International Television, MGM Worldwide Television and ITV. He has been instrumental in raising capital for MGM during its growth years in 2008, and helped ITV’s OTT channel acquire the rights to distribute James Bond. He has launched global content franchises including STARGATE, NCIS, TEEN WOLF, and History Channel’s VIKINGS. He is an active Board Member of the Hollywood Radio & TV Society (HRTS), and has served on the Executive Committees of the National Association of Television Program Executives (NATPE) and the International Academy of Television Arts & Sciences (IATAS). Gary is the founder and President of Marenzi & Associates, which provides creative collaboration, strategic management advice and implementation for the media and entertainment industry with clients such as Lebron James’s Media Company “Uninterrupted”. He served as President of Marenzi & Associates from 2011 to 2016 and since 2019 on. From 2016 to 2019, Mr. Marenzi served as Head of Entertainment Sales & Partnerships for Endeavor Content.

Mr. Marenzi received both his BA and MBA from Stanford University.

Harris Tulchin, Director

Mr. Tulchin was appointed as a member of the Company’s Board of Directors on August 5, 2020. Mr. Tulchin is an entertainment lawyer, producer, author, and producer’s representative and has been practicing entertainment, transactional, and labor law since 1978. He is the Chairman, founder and owner of Harris Tulchin & Associates LTD, an international entertainment and multimedia law firm that provides legal services to its clients in the motion picture, television, music, and multimedia industries. Mr. Tulchin has served as the Chairman of Harris Tulchin & Associates LTD since his firm’s incorporation in 2000 where he has represented clients in every facet of the entertainment industry, including major film studios, producers, writers, directors, actors, digital developers, animators, and musicians. Mr. Tulchin has also held numerous senior roles at various other companies in his career, serving as, among others, Senior Vice President of Business Affairs and General Counsel for Cinema Group, General Counsel and Head of Business Affairs for KCET Television, Senior Counsel for United Artists, Director of Business Affairs at MGM Television, and Counsel for Filmways Pictures. He has produced or executive produced over a dozen films, including “To Sleep With Anger” starring Danny Glover and directed by Charles Burnett, which was admitted into Sundance and Cannes Film Festivals in 1990, and was a winner of four Independent Spirit Awards. Mr. Tulchin is also the co-author of a book considered a staple of the motion picture industry, entitled: “The Independent Film Producer’s Survival Guide: A Legal and Business Sourcebook”, published by Schirmer Press, New York (2002, 2005, 2010).

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In addition to serving as Chairman of his law firm, Mr. Tulchin also serves as Chief Legal Adviser and a member of the advisory board of Cinezen Blockchained Entertainment AB, a Swedish start-up blockchain/cryptocurrency video-on-demand distribution platform with the goal to revolutionize the existing model of film distribution. He has served in these capacities since the Company’s inception in September 2017, and provides guidance on business and legal issues in connection with the company’s operations.

In his role as director of the Company, Mr. Tulchin brings a wealth of expertise in both the legal and business aspects of the development, production, financing and distribution of entertainment product, and the international licensing of content in all media and will provide valuable guidance to the Company as it endeavors to implement its plan of operations.

He is a graduate of Cornell University and UC Hastings College of Law, and was admitted to The State Bar of California in 1979 and the Hawaii State Bar in 1978. He is presently inactive in Hawaii.

Committees

We do not have a standing nominating, compensation or audit committee. Rather, our full board of directors performs the functions of these committees. We do not believe it is necessary for our board of directors to appoint such committees because the volume of matters that come before our board of directors for consideration permits the directors to give sufficient time and attention to such matters to be involved in all decision making. Additionally, because our Common Stock is not listed for trading or quotation on a national securities exchange, we are not required to have such committees.

Director Independence

We have one independent directors, as such term is defined in the listing standards of The NASDAQ Stock Market, at this time. The Company is not quoted on any exchange that requires director independence requirements.

Code of Ethics

We have not yet adopted a code of ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. We expect that we will adopt a code of ethics in the near future.

Family Relationships

None.

Involvement in Certain Legal Proceedings

No executive officer, member of the board of directors or control person of our Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

EXECUTIVE COMPENSATION

No executive compensation was paid during the fiscal years ended December 31, 2019 and 2018 to the officers and directors of the Company. The Company has no employment agreements with any of its officers and directors – however, the Company has entered into Director Agreements with Mr. Tulchin and Mr. Marenzi, described below.

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In addition, West of Hudson Group, Inc. was incorporated on May 19, 2020, and has never paid any of its officers or directors any compensation.

Employment Agreements

None. The Company expects to enter into an employment agreement with its Chief Executive Officer, Amir Ben-Yohanan, in the future.

Director Agreements

The Company entered into a Director Agreement with Mr. Tulchin and an Independent Director Agreement with Mr. Marenzi on August 5, 2020 and July 28, 2020, respectively.

Tulchin Director Agreement

Pursuant to the Director Agreement, Mr. Tulchin agreed to serve as a director of the Company, provided that the Company acknowledges that Mr. Tulchin currently holds positions with other companies, and agrees that Mr. Tulchin may continue to hold such positions so long as they do not interfere with Mr. Tulchin’s obligations as a director of the Company (such as providing sufficient time and attention to the Company, in the form of participation in telephonic and/or in-person phone meetings). As compensation for his services as a director, the Company agreed to issue Mr. Tulchin a number of shares of Common Stock of the Company having a fair market value (as defined in the Director Agreement) of $25,000 at the end of each calendar quarter that he serves as a director. The Company also agreed to reimburse Mr. Tulchin for out of pocket, reasonable expenses incurred in connection with his services as a director of the Company. Pursuant to the Director Agreement, the Company agreed to customary provisions relating to ownership of intellectual property created by Mr. Tulchin on behalf of the Company in his capacity as a director to, to the extent related to the Company’s influencer business. The Director Agreement also contains customary confidentiality provisions.

The Director Agreement will remain in full force and effect until the resignation, removal, or death of Mr. Tulchin. The Director Agreement may be amended or terminated only upon the mutual agreement of the Company and Mr. Tulchin.

Marenzi Independent Director Agreement

Pursuant to the Independent Director Agreement, Mr. Marenzi agreed to serve as an independent director of the Company, provided that the Company acknowledges that Mr. Marenzi currently holds positions with other companies, and agrees that Mr. Marenzi may continue to hold such positions so long as they do not interfere with (a) Mr. Marenzi’s status as an independent director; or (b) Mr. Marenzi’s obligations as a director of the Company (such as providing sufficient time and attention to the Company, in the form of participation in telephonic and/or in-person phone meetings). Mr. Marenzi also confirms that he is independent (as such term has been construed under Nevada law with respect to directors of Nevada corporations and the OTC Markets, the NASDAQ Stock Exchange and the New York Stock Exchange).

As compensation for his services as a director, the Company agreed to issue Mr. Marenzi a number of shares of Common Stock of the Company having a fair market value (as defined in the Independent Director Agreement) of $25,000 at the end of each calendar quarter that he serves as a director. The Company also agreed to reimburse Mr. Marenzi for out of pocket, reasonable expenses incurred in connection with his services as a director of the Company. Pursuant to the Independent Director Agreement, the Company agreed to customary provisions relating to ownership of intellectual property created by Mr. Marenzi on behalf of the Company in his capacity as a director of the Company. The Independent Director Agreement also contains customary confidentiality provisions. Mr. Marenzi also agrees to not use any tradename, service mark or trademark of the of the Company or refer to the of the Company in any promotional or sales activity or materials without first obtaining the prior written consent of the Company.

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The Independent Director Agreement will remain in full force and effect until the resignation, removal, or death of Mr. Marenzi. The Independent Director Agreement may be amended or terminated only upon the mutual agreement of the Company and Mr. Marenzi.

Outstanding Equity Awards at Fiscal Year-End

None of the Named Executive Officers had any outstanding equity awards at the 2019 fiscal year-end.

Compensation Plans

We have not adopted any compensation plan to provide for future compensation of any of our directors or executive officers other than the compensation due to certain directors of the Company pursuant the Director Agreement and Independent Director Agreement disclosed above.

Director Compensation

Historically, the Company’s directors have not received compensation for their service. The Company recently entered into Director Agreements (described above) pursuant to which two directors (out of five total directors) of the Company receive compensation. At some point in the near future, we plan to adopt a new director compensation program pursuant to which each of our non-employee directors will receive some form of an annual retainer. At such point in time, our corporate governance committee will review and make recommendations to the board regarding compensation of directors, including equity-based plans. We will reimburse our non-employee directors for reasonable travel expenses incurred in attending board and committee meetings. We also intend to allow our non-employee directors to participate in any equity compensation plans that we adopt in the future.

Executive Compensation Philosophy

Our Board determines the compensation given to our executive officers in their sole determination. Our Board reserves the right to pay our executives or any future executives a salary, and/or issue them shares of stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock-based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, the Board reserves the right to grant performance base stock options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board may grant incentive bonuses to our executive officers and/or future executive officers in its sole discretion, if the Board believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue and profits we are able to generate each month, both of which are a direct result of the actions and ability of such executives.

Long-Term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executives and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board, which we do not currently have any immediate plans to award.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The following includes a summary of transactions since the beginning of the 2019 fiscal year, or any currently proposed transaction, in which WOHG or the Company were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of their total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

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Related Party Transactions of Tongji Healthcare Group, Inc.

Loans from Joseph Arcaro

The Company was under the control of the Joe Arcaro (as custodian) until November 13, 2019. As the court-appointed custodian of the Company, Mr. Arcaro is considered a related party. Additionally, on May 23, 2019, while acting as the custodian of the Company, Mr. Arcaro appointed himself the Chief Executive Officer, President, Secretary, Treasurer and sole director of the Company.

During the year ended December 31, 2019, Joseph Arcaro, the Company’s then-Chief Executive Officer, paid expenses on behalf of the Company totaling $30,488 to revive the Company’s operations. On September 6, 2019, the Company issued 30,000,000 shares of Common Stock to Joseph Arcaro, Chief Executive Officer, of which 15,000,000 shares were issued for repayment of related party debt totaling $15,000 and 15,000,000 shares were issued for consulting services totaling $15,000. Joseph Arcaro subsequently forgave all the related party payables owed to him of $46,541.

Stock Purchase Agreement

Effective May 29, 2020, Joseph Arcaro, the Chief Executive Officer, President, Secretary, Treasurer and sole director of the Company and the beneficial owner, through his ownership of Algonquin Partners Inc. (“Algonquin”), of 65% of the Company’s Common Stock, entered into a Stock Purchase Agreement by and among West of Hudson Group, Inc., the Company, Algonquin, and Mr. Arcaro. Pursuant to the terms of the SPA, WOHG agreed to purchase, and Algonquin agreed to sell, 30,000,000 shares of the Company’s Common Stock in exchange for payment by WOHG to Algonquin of $240,000 (the “Stock Purchase”). The Stock Purchase closed on June 18, 2020, resulting in a change of control of the Company.

Director Agreement and Independent Director Agreements

The Company entered into a Director Agreement with Mr. Tulchin and an Independent Director Agreement with Mr. Marenzi on August 5, 2020 and July 28, 2020, respectively. See “Executive Compensation – Director Agreements” for a description of these agreements, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Share Exchange Agreement

On August 11, 2020, Tongji Healthcare Group, Inc., entered into the Share Exchange Agreement with (i) WOHG; each of the shareholders of WOHG, consisting of Amir Ben-Yohanan, Chris Young and Simon Yu, each of whom are directors and officers of the Company (the “WOHG Shareholders”); and (iii) Mr. Ben-Yohanan as the representative of the WOHG Shareholders (the “Shareholders’ Representative”).

Pursuant to the terms of the Share Exchange Agreement, the parties agreed that the Company would acquire 100% of WOHG’s issued and outstanding capital stock, in exchange for the issuance to the WOHG Shareholders of a number of shares of the Company’s Common Stock to be determined at the closing of the Share Exchange Agreement.

The Closing of the Share Exchange Agreement occurred on November 12, 2020. Pursuant to the terms of the Share Exchange Agreement, the Company acquired 200 shares WOHG’s common stock, par value $0.0001 per share, representing 100% of the issued and outstanding capital stock of WOHG, in exchange for the issuance to the WOHG Shareholders of 46,811,195 shares of the Company’s Common Stock (the “Share Exchange”). As a result of the Share Exchange, WOHG became a wholly-owned subsidiary of the Company.

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In addition, pursuant to the Share Exchange Agreement and subsequent Waiver, the Company agreed to issue and sell to Amir Ben-Yohanan one share of Series X Preferred Stock (as defined below), at a purchase price of $1.00 as soon as reasonably practicable following the Closing. This one share of Series X Preferred Stock when issued, will have a number of votes equal to all of the other votes entitled to be cast on any matter by any other shares or securities of the Company plus one, but will not have any economic or other interest in the Company.

Related Party Transactions of West of Hudson Group, Inc.

On January 2, 2020, WOHG issued a promissory note to Amir Ben-Yohanan, our Chief Executive Officer. Pursuant to the terms of the promissory note, WOHG is entitled to borrow up $5,000,000 at an interest rate of 0% during the term of the promissory note. The promissory note has a maturity date of January 31, 2023, at which time all principal amount of the note is fully due and payable to Amir Ben-Yohanan. As of June 30, 2020, WOHG has a balance of $1,062,538 owed to on this promissory note. As of November 10, 2020, Amir-Ben-Yohanan advanced an additional $1,044,911.21 to WOHG to pay operating expenses of the Company. The copy of this promissory note is filed as Exhibit 10.6 to this Current Report on Form 8-K, and its terms are incorporated by reference herein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of Common Stock as of the date of this Current Report on Form 8-K, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown. Unless otherwise indicated, the address for the beneficial owners listed below is c/o the Company at 3651 Lindell Road, D517 Las Vegas, Nevada, 8910.

Name and Address of Beneficial Owner	Positions with the Company	Title of Class	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Officers and Directors

Amir Ben-Yohanan (3)		Common Stock	57,608,396	62.20%
Christian J. Young (4)		Common Stock	15,362,239	16.59%
Simon Yu (5)		Common Stock	3,840,560	4.15%
Harris Tulchin (6)		Common Stock	0	0%
Gary Marenzi (7)		Common Stock	0	0%
All current directors and officers as a group (5 persons)			76,811,195	82.93%
5% or more Shareholders
Yunhui Yu		Common Stock	7,000,000	7.56%

(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants.

(2) Based on 92,623,386 shares of the Company’s Common Stock issued and outstanding as of the date of this Current Report on Form 8-K.

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(3) Mr. Ben-Yohanan is the Company’s Chief Executive Officer and a member of its Board of Directors. Mr. Ben-Yohanan will be issued one share of Series X Preferred Stock as soon as practicable after the Closing, and this share when issued, will have a number of votes equal to all of the other votes entitled to be cast on any matter by any other shares or securities of the Company plus one, but will not have any economic or other interest in the Company.

(4) Mr. Young is the Company’s President, Secretary and a member of its Board of Directors.

(5) Mr. Yu is the Company’s Chief Operating Officer and a member of its Board of Directors.

(6) Mr. Tulchin is a member of its Board of Directors. Pursuant to the Director Agreement, the Company agreed to issue Mr. Tulchin a number of shares of Common Stock of the Company having a fair market value (as defined in the Director Agreement) of $25,000 at the end of each calendar quarter that he serves as a director, thus far he has not been issued any shares of our Common Stock under the Director Agreement, and is entitled to receive $50,000 of shares based on the fair market value (as defined in the Director Agreement) at the end of the next calendar quarter.

(7) Mr. Marenzi is a member of its Board of Directors. Pursuant to the Independent Director Agreement, the Company agreed to issue Mr. Marzeni a number of shares of Common Stock of the Company having a fair market value (as defined in the Independent Director Agreement) of $25,000 at the end of each calendar quarter that he serves as a director, thus far he has not been issued any shares of our Common Stock under the Independent Director Agreement, and is entitled to receive $50,000 worth of shares of Common Stock based on the fair market value (as defined in the Independent Director Agreement) at the end of the next calendar quarter.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 500,000,000 shares of Common Stock, par value $0.001 per share and 50,000,000 shares of preferred stock, $0.001 par value per share (the “Preferred Stock”), of which 1 share will designated as Series X Preferred Stock after the Closing. As of the date of this Current Report on Form 8-K, there are 92,623,386 shares of Common Stock outstanding and 0 shares of Preferred Stock outstanding.

Common Stock

Each holder of our Common Stock is entitled to one vote for each share owned of record on all matters voted upon by shareholders, and a majority vote is required for actions to be taken by shareholders. The Common Stock has no preemptive rights, no cumulative voting rights and no redemption, sinking fund or conversion provisions.

Preferred Stock

The Company’s Board of Directors is authorized to establish, from the authorized shares of preferred stock, one or more classes or series of shares, to designate each such class and series, and fix the rights and preferences of each such class of preferred stock, which shall have voting powers, preferences, participating, optional or other special rights, qualifications and limitations or restrictions as adopted by the Board of Directors prior to the issuance of any such preferred shares.

The voting rights of the holders of the Preferred Stock are identical to the voting rights of the holders of the Common Stock, and the Preferred shareholders will vote together with the Common shareholders on all matters submitted to the shareholders of the Company for a vote.

Series X Preferred Stock

Pursuant to the Share Exchange Agreement and subsequent Waiver, the Company agreed to issue and sell to Amir Ben-Yohanan one share of Series X Preferred Stock at a purchase price of $1.00 as soon as reasonably practicable following the Closing. On November 12, 2020, the Company filed a Certificate of Designations with the Secretary of State of Nevada to designate one share of the preferred stock of the Company as the Series X Preferred Stock of the Company. The one share of Series X Preferred Stock, when issued will have a number of votes equal to all of the other votes entitled to be cast on any matter by any other shares or securities of the Company plus one. The Series X Stock will not have any economic or other interest in the Company.

The share of Series X Preferred Stock may not be transferred after issuance. If any transfer is attempted, the Series X Preferred Stock will be automatically redeemed by the Company at a redemption price of $1.00. The Series X Preferred Stock is not convertible into any other class of stock of the Company.

The terms of the Series X Preferred Stock cannot be amended without prior written consent of the holder of the Series X Preferred Stock, and no amendment of the Certificate of Designations for the Series X Preferred Stock may be made including by merger, consolidation or otherwise, without the vote of the Series X Preferred Stock holder.

The Form of Certificate of Designations for the Series X Preferred Stock filed as Exhibit 3.4 to this Current Report on Form 8-K contains the full rights and preferences of the Series X Preferred Stock. The Company expects the Certificate of Designations for the Series X Preferred Stock to have an effective date of November 12, 2020.

Warrants

There are currently no outstanding warrants of the Company.

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Options

There are currently no options outstanding.

Anti-Takeover Effects of Certain Provisions of Our Bylaws

Provisions of our Bylaws could make it more difficult to acquire us by means of a merger, tender offer, proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

Calling of Special Meetings of Shareholders. Our Bylaws provide that special meetings of the shareholders may be called only by the Board, unless otherwise required by law.

The Company’s Bylaws, as amended and restated, provide that the Company is not governed by the provisions of Sections 78.378 to 78.3793, inclusive, of the Nevada Revised Statues, and such sections do not therefore apply to the Company or to an acquisition of a controlling interest by any shareholder of the Company.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our Common Stock Currently Trades on the Pink Tier of OTC Market Group LLC’s Marketplace under the symbol “TONJ”, where the Company is currently labeled as a “shell risk” at this time. The Company plans to update its symbol pending FINRA approval of the Company’s name change to “Clubhouse Media Group, Inc.” The name change won’t be effective until FINRA completes its review of the Issuer Company Related Action Notification Form for the name change, which the Company has submitted to FINRA. There can be no assurance that FINRA will process its review of the name change as planned, or at all.

The OTC Market is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks,” as well as volume information. The trading of securities on the OTC Pink is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our Common Stock. The closing price of our Common Stock on the OTC Pink on November 10, 2020 was $1.75.

The following table sets forth, for the periods indicated the high and low bid quotations for our Common Stock. These quotations represent inter-dealer quotations, without adjustment for retail markup, markdown, or commission and may not represent actual transactions.

Period Fiscal Year 2020	High	Low
First Quarter (January 1, 2020 – March 31, 2020)	$0.12	$0.055
Second Quarter (April 1, 2020 – June 30, 2020)	$0.85	$0.055
Third Quarter (July 1, 2020 – September 30, 2020)	$3.90	$0.29
Fourth Quarter (October 1, 2020 – December 31, 2020)*	$2.40	$0.85

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Period Fiscal Year 2019	High	Low
First Quarter (January 1, 2019 – March 31, 2019)	$0.12	$0.001
Second Quarter (April 1, 2019 – June 30, 2019)	$0.10	$0.02
Third Quarter (July 1, 2019 – September 30, 2019)	$0.13	$0.043
Fourth Quarter (October 1, 2019 – December 31, 2019)	$0.18	$0.03

*Through November 10, 2020.

Dividends

Dividends on Common Stock

The Company has not declared any dividends since inception and does not anticipate paying any dividends in the foreseeable future on its Common Stock. The payment of dividends is within the discretion of the Board of Directors and will depend on the Company’s earnings, capital requirements, financial condition, and other relevant factors. There are no restrictions that currently limit the Company’s ability to pay dividends on its Common Stock other than those generally imposed by applicable state law.

Equity Compensation Plans

None.

Holders

As of November 12, 2020, we had 92,623,386 shares of our Common Stock par value, $0.001 issued and outstanding. There were approximately 303 holders of record of our Common Stock.

Transfer Agent and Registrar

The Company’s transfer agent Empire Stock Transfer, located at 1859 Whitney Mesa Drive, Henderson, NV 89014.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Current Report on Form 8-K for a description of additional recent sales of unregistered securities, which is hereby incorporated by reference.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our Articles of Incorporation provide for the indemnification of our officers and directors to the fullest extent permitted by the laws of the State of Nevada and may, if and to the extent authorized by our board of directors, so indemnify our officers and any other person whom we have the power to indemnify against liability, reasonable expense or other matter. This indemnification policy could result in substantial expenditure by us, which we may be unable to recoup.

Our Articles of Incorporation provide that none of our directors or officers shall be personally liable to us or our shareholders for monetary damages for a breach of fiduciary duty as a director or officer provided, however, that the foregoing provisions shall not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or the unlawful payment of dividends. Limitations on liability provided for in our Articles of Incorporation do not restrict the availability of non-monetary remedies and do not affect a director’s responsibility under any other law, such as the federal securities laws or state or federal environmental laws.

We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as executive officers and directors. The inclusion of these provisions in our Articles of Incorporation may have the effect of reducing a likelihood of derivative litigation against our directors and may discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us or our shareholders.

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Insofar as indemnification by us for liabilities arising under the Exchange Act may be permitted to our directors, officers and controlling persons pursuant to provisions of the Articles of Incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

Item 3.02 Unregistered Sales of Equity Securities.

On November 12, 2020 the Company consummated the Share Exchange, whereby 46,811,195 shares of the Company’s Common Stock were issued to the WOHG shareholders.

The Company believes that the issuances of the foregoing securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act as privately negotiated, isolated, non-recurring transactions not involving any public solicitation.

Item 4.01 Change in Registrant’s Certifying Accountant.

Dismissal of Independent Registered Accounting Firm

On September 8, 2020, the Board of Directors of the Company terminated the engagement of BF Borgers CPA PC (“Borgers”) as the Company’s independent registered accounting firm.

Borgers’ reports on the Company’s financial statements for the fiscal years ended December 31, 2019 and 2018 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Furthermore, during the Company’s two most recent fiscal years and through September 8, 2020, there have been no disagreements with Borgers on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Borgers’ satisfaction, would have caused Borgers to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements for such periods.

For the years ended December 31, 2019 and 2018 and through September 8, 2020, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Borgers with a copy of the foregoing disclosure contained in the Form 8-K filed by the Company on September 14, 2020, prior to its filing with the Securities and Exchange Commission (the “Commission”), and requested that Borgers furnish the Company a letter addressed to the Commission stating whether or not it agreed with the statements herein and, if not, stating the respects in which it does not agree. A copy of Borgers’ letter to the Commission is attached hereto as Exhibit 16.1.

Engagement of New Independent Registered Accounting Firm

On September 8, 2020, the Company’s Board of Directors appointed Fruci & Associates II, PLLC (“Fruci”) as the Company’s new independent registered accounting firm. During the Company’s two most recent fiscal years and through September 8, 2020, neither the Company nor anyone acting on the Company’s behalf consulted Fruci with respect to any of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

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Item 5.01 Changes in Control of Registrant.

As reported on our Current Report on Form 8-K filed with the SEC on June 24, 2020, on June 18, 2020, pursuant to the Stock Purchase Agreement, WOHG purchased 30,000,000 shares of the Company’s Common Stock from Algonquin, representing 65% of the Company’s then outstanding shares of Common Stock, for a purchase price of $240,000. This resulted in a change of control of the Company, with Algonquin previously owning 65% of the outstanding shares of the Company, and following the Stock Purchase, WOHG owning 65% of the outstanding shares of the Company as of June 18, 2020. In addition, in connection with the closing of the Stock Purchase, the Mr. Arcaro, the Company’s then Chief Executive Officer, President, Secretary, Treasurer and sole director appointed Amir Ben-Yohanan, Christian J. Young and Simon Yu as directors and officers of the Company, and immediately thereafter resigned from any and all officer and director positions with the Company.

On November 12, 2020, the Company consummated the Share Exchange, whereby 46,811,195 shares of the Company’s Common Stock, representing 50.54% of the Company’s issued and outstanding Common Stock as of immediately after the Closing, were issued to the WOHG Shareholders in exchange for 200 shares of Common Stock of WOHG. The Share Exchange resulted in a change in control of the Company with the WOHG Shareholders owning 82.93% of the Company’s issued and outstanding Common Stock, after the Share Exchange, as follows:

Amir Ben-Yohanan:	57,608,396	(62.20)%
Chris Young:	15,362,239	(16.59)%
Simon Yu:	3,840,560	(4.15)%

In addition, pursuant to the Share Exchange Agreement and subsequent Waiver, the Company agreed to issue and sell to Amir Ben-Yohanan one share of Series X Preferred Stock at a purchase price of $1.00 as soon as reasonably practicable following the Closing. When issued, the one share of Series X Preferred Stock will have a number of votes equal to all of the other votes entitled to be cast on any matter by any other shares or securities of the Company plus one. As such, once the Series X Preferred is issued, voting control of the Company will be held by Mr. Ben Yohanan, resulting in a change of control.

Item 5.03 Amendments to Articles of Incorporation

On November 12, 2020 the Company filed a Certificate of Designations with the Secretary of State of Nevada to designate one share of the preferred stock of the Company as Series X Preferred Stock of the Company. The share of Series X Preferred Stock, when issued, will have number of votes equal to all of the other votes entitled to be cast on any matter by any other shares or securities of the Company plus one.

The description of the terms of the Series X Preferred Stock and the Form Certificate of Designations of the Company above is qualified in its entirety by the Form of Certificate of Designations filed as Exhibit 3.4 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 5.06 Change in Shell Company Status.

As a result of the Closing of the Share Exchange as described in Items 1.01 and 2.01, which description is incorporated by reference in this Item 5.06 of this Current Report on Form 8-K, the Company ceased being a shell company as such term is defined in Rule 12b-2 under the Exchange Act.

Item 9.01 Financial Statement and Exhibits.

(a) Financial Statements of Business Acquired.

The audited financial statements of WOHG from inception (May 19, 2020) through June 30, 2020 are attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

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(b) Pro Forma Financials.

The unaudited pro forma condensed combined financial statements from inception through ended June 30, 2020 are attached to this Current Report on Form 8-K as Exhibit 99.2 and incorporated by reference herein.

(c) Shell Company Transactions.

Reference is made to Items 9.01(a) and 9.01(b) hereof and the exhibits referred to therein which are incorporated herein by reference.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

2.1	Share Exchange Agreement dated August 11, 2020 by and between Tongji Healthcare Group, Inc., West Of Hudson Group, Inc., Amir Ben-Yohanan, Chris Young, Simon Yu and Mr. Ben-Yohanan as the representative of the WOHG Shareholders. (Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 11, 2020).
3.1	Articles of Incorporation of the Company. (Incorporated by reference to Exhibit 3.1 of the Company’s registration statement on Form SB-2 filed with the Securities and Exchange Commission on February 13, 2007).
3.2	Certificate of Amendment to the Company’s Articles of Incorporation (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 10, 2020).
3.3	Amended and Restated Bylaws of the Company (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 29, 2020).
3.4*	Form of Series X Preferred Stock Certificate of Designations filed November 12, 2020 with the Secretary of State of Nevada.
3.5	Certificate of Amendment to Articles of Incorporation filed November 2, 2020 with the Secretary of State of Nevada (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 4, 2020).
4.1*	Custodian Discharge Order.
10.1+	Independent Director Agreement by and between the Company and Gary Marenzi dated July 28, 2020 (Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed July 30, 2020).
10.2+	Director Agreement by and between the Company and Harris Tulchin dated August 5, 2020 (Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed August 11, 2020).
10.3*	Lease Agreement dated August 3, 2020 for Not a Content House – Beverly Hills.
10.4*	Lease Agreement dated September 6, 2020 for Clubhouse Europe.
10.5*	Exchange Agreement dated July 9, 2020 between the West of Hudson Group, Inc., Amir Ben-Yohanan, Chris Young and Simon Yu.
10.6*	Promissory Note issued by West of Hudson Group, Inc., as borrower, to Amir Ben-Yohanan, as Lender, dated January 2, 2020.
10.7*	Waiver Pursuant to Share Exchange Agreement dated November 11, 2020 by and between Tongji Healthcare Group, Inc., West Of Hudson Group, Inc., Amir Ben-Yohanan, Chris Young, Simon Yu and Mr. Ben-Yohanan as the representative of the WOHG Shareholders.
16.1	Letter of BF Borgers CPA PC to the Commission dated September 11, 2020. (Incorporated by reference to Exhibit 16.1 of the Company’s Current Report on Form 8-K filed September 14, 2020).
23.1*	Consent of independent auditors.
99.1*	West of Hudson Group, Inc. Audited Financial Statements from inception (May 19, 2020) through the period ended June 30, 2020.
99.2*	Pro Forma Condensed Combined Financial Statements as of June 30, 2020.

* Filed herewith.

+ Includes management contracts and compensation plans and arrangements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tongji Healthcare Group, Inc

Date: November 12, 2020	/s/ Amir Ben-Yohanan
Amir Ben-Yohanan
Chief Executive Officer

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